UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:
☐ Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BlackRock, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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April 23, 2010

Dear Stockholder:

It is my pleasure to invite you to BlackRock, Inc.’s 2010 Annual Meeting of Stockholders.

We will hold the meeting on Monday, May 24, 2010, beginning at 9:00 a.m., local time, at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about BlackRock. Our 2009 Annual Report to Stockholders accompanies these enclosures.

Your vote is important. Whether you plan to attend the meeting or not, please review the enclosed material and submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card, or by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Doing so will help ensure that the matters coming before the meeting can be acted upon. Returning the proxy card or otherwise submitting your proxy does not deprive you of your right to attend the meeting and vote in person.

We look forward to seeing you at the meeting.

Sincerely,

Laurence D. Fink

Chairman and Chief Executive Officer

BlackRock, Inc.

55 East 52nd Street New York, New York 10055

April 23, 2010

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

We will hold the Annual Meeting of Stockholders of BlackRock, Inc. at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022, on Monday, May 24, 2010, beginning at 9:00 a.m., local time. At our Annual Meeting, we will ask you to:

(1)	elect six Class II directors to serve on our Board of Directors for a three-year term;

(2)	approve the amended and restated BlackRock, Inc. 1999 Stock Award and Incentive Plan (the “Incentive Plan”);

(3)	re-approve the performance goals set forth in the Amended and Restated BlackRock, Inc. 1999 Annual Incentive Performance Plan (the “Performance Plan”);

(4)	ratify the appointment of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for the year 2010; and

(5)	consider any other business that is properly presented at the Annual Meeting.

You may vote at the Annual Meeting if you were a BlackRock stockholder at the close of business on April 22, 2010.

We have enclosed a Proxy Statement, form of proxy and self-addressed envelope. Please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card, or by completing, signing and dating the enclosed proxy card and returning it in the envelope provided, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,

Robert P. Connolly

Corporate Secretary

BlackRock, Inc.

55 East 52nd Street New York, New York 10055

April 23, 2010

PROXY STATEMENT

The proxy materials are delivered in connection with the solicitation by the Board of Directors of BlackRock, Inc. (“BlackRock”) of proxies to be voted at BlackRock’s 2010 Annual Meeting of Stockholders and at any adjournment or postponement thereof.

You are invited to attend our 2010 Annual Meeting of Stockholders on Monday, May 24, 2010, beginning at 9:00 a.m., local time. The Annual Meeting will be held at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022. Directions are available on our website: www.blackrock.com under the headings “Investor Relations / Directions to Annual Meeting.”

This Proxy Statement, form of proxy and voting instructions are being mailed starting on or about April 29, 2010.

Items to be Voted on at the Annual Meeting

We will vote on the election of six directors at the Annual Meeting.

We will vote on the approval of the amended and restated Incentive Plan in the form of Annex A.

We will vote on the re-approval of the performance goals set forth in the Performance Plan.

We will vote on the ratification of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for the year 2010 at the Annual Meeting.

We will also consider other business that properly comes before the Annual Meeting.

Board Recommendation

Our Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board of Directors, “FOR” approval of the amended and restated Incentive Plan, “FOR” re-approval of the performance goals set forth in the Performance Plan and “FOR” the ratification of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for the year 2010.

Stockholders Entitled to Vote

Holders of record of BlackRock common stock at the close of business on April 22, 2010 are entitled to receive this notice and to vote their shares of BlackRock common stock at the Annual Meeting. As of April 22, 2010, 64,273,903 shares of BlackRock’s common stock, par value $0.01 per share, were outstanding. Holders are entitled to one vote per share.

How to Vote

You may submit a proxy by telephone, via the Internet or by mail.

Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Time on May 23, 2010 by calling the toll-free telephone number on the enclosed proxy card, 1-800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate stockholders by using individual control numbers.

Submitting a Proxy via the Internet: You can submit a proxy via the Internet until 11:59 p.m. Eastern Time on May 23, 2010 by accessing the website listed on your proxy card, www.proxyvote.com, and by following the instructions on the website. Internet proxy submission is available 24 hours a day. As with the telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

Submitting a Proxy by Mail: Mark your proxy, date, sign and return it to Broadridge Financial Solutions in the postage-paid envelope provided. If the envelope is missing, please address your completed proxy card to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

Voting at the Annual Meeting

In the event you submit your proxy and you attend the Annual Meeting, you may revoke your proxy and cast your vote personally at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

Revocation of Proxies

Proxies may be revoked at any time before they are exercised by:

•	written notice to the Corporate Secretary of BlackRock;

•	submitting a proxy on a later date by telephone or Internet (only your last telephone or Internet proxy will be counted) before 11:59 p.m. Eastern Time on May 23, 2010;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Annual Meeting.

Required Vote

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes,” if any, are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a nominee has not received instructions from the beneficial owner, the nominee may vote these shares only on matters deemed “routine” by the NYSE. The election of directors, the approval of the amended and restated Incentive Plan and the re-approval of performance goals under the Performance Plan are not deemed “routine” by the NYSE and nominees have no discretionary voting power for this matter. The ratification of auditors is deemed a “routine” matter on which nominees have discretionary voting power.

A plurality of the votes cast is required for Item 1, the election of directors. A majority of the votes of shares of common stock represented and entitled to vote at the Annual Meeting is required for Item 2, the approval of the amended and restated Incentive Plan, Item 3, the re-approval of performance goals under the Performance Plan, and Item 4, the ratification of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for the year 2010. In the vote for Item 1, abstentions will be disregarded and will have no effect on the outcome of the vote. Abstentions have the same effect as a vote against Items 2, 3 and 4. In the vote for Items 1, 2 and 3, broker “non-votes”, if any, will be disregarded and generally will have no effect on the outcome of the vote. With respect to Items 2 and 3, however, broker non-votes could have the same effect as votes cast “against” the proposals if they cause the total votes cast on the item to be 50% or less of the total voting power entitled to vote on the item.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone, electronic transmission and facsimile transmission on our behalf by directors, officers or employees of BlackRock or its subsidiaries, without additional compensation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

List of Stockholders

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 55 East 52nd Street, New York, New York 10055, by contacting the Corporate Secretary of BlackRock.

Multiple Copies of Annual Report to Stockholders

Our 2009 Annual Report to Stockholders accompanies this Proxy Statement. In order to reduce printing and postage costs, we have undertaken an effort to deliver only one Annual Report and one Proxy Statement to multiple stockholders sharing an address. This delivery method, called “householding,” will not be used, however, if we receive contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, we will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to the Corporate Secretary, BlackRock, Inc., 55 East 52nd Street, New York, New York 10055. You may also contact our Corporate Secretary at (212) 810-5300. You may also notify us that you would like to receive separate copies of BlackRock’s Annual Report and Proxy Statement in the future by writing to our Corporate Secretary. Even if your household has received only one Annual Report and one Proxy Statement, a separate proxy card has been provided for each stockholder account. If you are submitting a proxy by mail, each proxy card should be marked, signed, dated and returned in the enclosed self-addressed envelope.

If your household has received multiple copies of BlackRock’s Annual Report and Proxy Statement, you can request the delivery of single copies in the future by marking the designated box on the enclosed proxy card.

If you own shares of common stock through a bank, broker or other nominee and receive more than one Annual Report and Proxy Statement, contact the holder of record to eliminate duplicate mailings.

Voting Results

Broadridge Financial Solutions, our independent tabulating agent, will count the votes. We will publish the voting results in a Form 8-K filed within four business days of the Annual Meeting.

Confidentiality of Voting

BlackRock keeps all proxies, ballots and voting tabulations confidential as a matter of practice. BlackRock allows only Broadridge Financial Solutions to examine these documents. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to BlackRock management by Broadridge Financial Solutions.

Availability of Annual Report and Proxy Materials on the Internet

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 24, 2010 at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022.

The following materials are available at www.blackrock.com:

Proxy Statement / 2009 Annual Report to Stockholders

BlackRock makes available free of charge through its website at www.blackrock.com, under the headings “Investor Relations / SEC Filings,” its Annual Reports to Stockholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, this Proxy Statement and form of proxy and all amendments to these reports no later than the day on which such materials are first sent to security holders or made public. Further, BlackRock will provide, without charge to each stockholder upon written request, a copy of BlackRock’s Annual Reports to Stockholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, this Proxy Statement and form of proxy and all amendments to those reports. Written requests for copies should be addressed to Investor Relations, BlackRock, Inc., 55 East 52nd Street, New York, New York 10055. Requests may also be directed to (212) 810-5300 or via e-mail to invrel@blackrock.com. Copies may also be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. The Annual Report on Form 10-K for the year ended December 31, 2009 is not part of the proxy solicitation materials.

ITEM 1

ELECTION OF DIRECTORS

Information Concerning the Nominees and Directors

BlackRock’s Board of Directors consists of 18 directors, which number of directors may be increased or decreased by the Board of Directors. The Board of Directors is classified into three classes, designated Class I, Class II and Class III. The term of office of the members of one class of directors expires each year in rotation so that the members of one class generally are elected at each annual meeting to serve for full three-year terms or until their successors are elected and qualified. Each class consists of approximately one-third of the total number of directors constituting the entire Board of Directors.

BlackRock’s stockholder agreement with Merrill Lynch & Co., Inc. (“Merril Lynch”), a wholly-owned subsidiary of Bank of America Corporation (“Bank of America”), BlackRock’s implementation and stockholder agreement with The PNC Financial Services Group, Inc. (“PNC”) and BlackRock’s stockholder agreement with Barclays Bank PLC (“Barclays Bank”) and its subsidiary, Barclays BR Holdings S.A.R.L., a wholly-owned subsidiary of Barclays PLC (“Barclays”), provide that the Board of Directors will initially consist of no more than 19 directors, not less than two nor more than four directors who will be members of BlackRock management, two directors, each in a different class, who will be designated by Merrill Lynch, two directors, each in a different class, who will be designated by PNC, two directors, each in a different class, who will be designated by Barclays and the remaining directors being independent for purposes of the rules of the NYSE and not designated by or on behalf of Merrill Lynch, PNC, Barclays or any of their respective affiliates. Merrill Lynch’s designees on the Board of Directors are currently Sallie L. Krawcheck and Mark D. Linsz. PNC’s designees on the Board of Directors are currently James E. Rohr and William S. Demchak. Barclays’ designees on the Board of Directors are currently Robert E. Diamond, Jr. and John S. Varley. Laurence D. Fink and Robert S. Kapito are directors and members of BlackRock management.

The terms of office for the six directors in Class II expire at this Annual Meeting. The Board of Directors has selected for re-election Abdlatif Yousef Al-Hamad, Mathis Cabiallavetta, Dennis D. Dammerman, Robert E. Diamond, Jr., David H. Komansky and James E. Rohr. If elected, each Class II director will serve until the annual meeting of stockholders in 2013, or, in each case, until succeeded by another qualified director who has been elected, or until his death, resignation or retirement.

The persons named in the enclosed proxy intend to vote “FOR” the election of each of the six nominees, unless you indicate on the proxy card that your vote should be withheld from any or all such nominees. We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors.

The following biographical information regarding each director nominee and each continuing director, as well as the particular experience, qualifications, attributes or skills possessed by each director nominee and each continuing director that led the Board of Directors to determine that such person should serve as director, is as of January 31, 2010.

Nominees for Class II Directors Whose Terms Will Expire in 2013

Abdlatif Yousef Al-Hamad (age 72), Director since 2009, has served as Director General and Chairman of the Board of Directors of the Arab Fund for Economic and Social Development since

1985. Mr. Al-Hamad was the Minister of Finance and Minister of Planning of Kuwait from 1981 to 1983. Prior to that, Mr. Al-Hamad served as Director General of the Kuwait Fund for Arab Economic Development from 1963 to 1981. He is a member of the Board of the Kuwait Investment Authority. Mr. Al-Hamad chaired the Development Committee Task Force on Multilateral Development Banks and has served on the International Advisory Boards of Morgan Stanley, Marsh & McLennan Companies, Inc., American International Group, Inc. and the National Bank of Kuwait.

Mr. Al-Hamad’s extensive experience in the strategically important Middle East, as well as his experience in the areas of international finance, economic policy and government relations led the Board of Directors to conclude that Mr. Al-Hamad should serve as a director of BlackRock.

Mathis Cabiallavetta (age 65), Director since 2007, retired as Vice Chairman, Office of the Chief Executive Officer of Marsh & McLennan Companies, Inc. and as Chairman of Marsh & McLennan Companies International in 2008. Prior to joining Marsh & McLennan in 1999, Mr. Cabiallavetta was Chairman of the Board of Directors of Union Bank of Switzerland (UBS A.G.). Mr. Cabiallavetta is Vice Chairman of the Board of Swiss Reinsurance Company and a member of the Board of Philip Morris International Inc.

Marsh & McLennan Companies, Inc. and Union Bank of Switzerland (UBS A.G.) are both complex multinational financial services organizations. As a former leader within both organizations, Mr. Cabiallavetta holds insights into the European financial markets as well as general international and financial expertise, which led the Board of Directors to conclude that he should serve as a director of BlackRock.

Dennis D. Dammerman (age 64), Director since 2005, retired in 2005 as Vice Chairman of the Board and Executive Officer of General Electric Company and as director, Chairman and Chief Executive Officer of GE Capital Services, positions he had held since 1998. Mr. Dammerman had also been a director of General Electric Company since 1994. Prior to that, Mr. Dammerman held various executive positions with General Electric Company and GE Capital Corporation after first joining General Electric Company in 1967. Mr. Dammerman is also Chairman of the Board of Directors of Capmark Financial Group, Inc. Mr. Dammerman also served as a director of Genworth Financial from 2004 to 2005, as a director of Swiss Reinsurance Company from 2006 to 2007, as a director of Discover Financial Services from 2007 to 2009 and as a director of American International Group, Inc. from 2008 to 2010.

Mr. Dammerman’s financial and leadership experience at General Electric Company and GE Capital Services provides him with valuable insights on running a large, complex financial services company with diverse worldwide operations. This experience led the Board of Directors to conclude that he should serve as a director of BlackRock.

Robert E. Diamond, Jr. (age 58), Director since 2009, is President of Barclays and Chief Executive Officer of Corporate and Investment Banking and Wealth Management, comprising Barclays Capital, Barclays Corporate and Barclays Wealth. Mr. Diamond is an executive director of the boards of Barclays and Barclays Bank, and has been a member of the Barclays Group Executive Committee since 1997. Mr. Diamond is a member of the International Advisory Board of the British-American Business Council.

The Board of Directors has concluded that Mr. Diamond should serve as a director of BlackRock due to his extensive leadership experience with Barclays, a large, complex multinational financial services organization, and his resulting insights on international finance and asset management.

David H. Komansky (age 70), Director since 2003, retired as Chairman of the Board of Merrill Lynch in 2003. Mr. Komansky, who became Chairman of the Board of Merrill Lynch in 1997, also served as a director and Chief Executive Officer of Merrill Lynch from 1996 to 2002, and as a director, President and Chief Operating Officer of Merrill Lynch from 1995 to 1996. Previously, Mr. Komansky served as a director of Burt’s Bees, Inc. from 2004 to 2007 and as a director of WPP Group plc from 2003 to 2009.

Mr. Komansky’s leadership experience at Merrill Lynch provides him with financial expertise and insights on corporate governance matters and running a large, complex financial organization, which led the Board of Directors to conclude that he should serve as a director of BlackRock.

James E. Rohr (age 61), Director since 1999, has served as Chairman and Chief Executive Officer of PNC and PNC Bank since 2001, and as Chief Executive Officer since 2000. Mr. Rohr is also a director of PFPC Worldwide, Inc., PNC’s global fund services company and a number of other PNC subsidiaries. Mr. Rohr is also a director of Allegheny Technologies Incorporated and EQT Corporation.

Mr. Rohr’s leadership experience at PNC, a large, national diversified financial services company, provides him with valuable insight on running a large, complex organization and the U.S. banking and financial services industries in general. Mr. Rohr’s extensive experience led the Board of Directors to conclude that he should serve as a director of BlackRock.

Continuing Class III Directors Whose Terms Will Expire in 2011

Murry S. Gerber (age 56), Director since 2000, has served as Chairman of EQT Corporation, an integrated energy company, since 2000 and previously served as Chairman and Chief Executive Officer from 2007 to 2010, as Chairman, Chief Executive Officer and President from 2000 to 2007 and as Chief Executive Officer and President from 1998 to 2000.

As a leader of a large, publicly-traded energy production company, Mr. Gerber brings expertise on public company corporate governance, shareholder relations as well as the energy sector, which led the Board of Directors to conclude that he should serve as a director of BlackRock.

James Grosfeld (age 72), Director since 1999, a private investor, was formerly Chairman of the Board and Chief Executive Officer of Pulte Homes, Inc., a home builder and mortgage banking and financing company, from 1974 to 1990. Mr. Grosfeld is also a director of Lexington Realty Trust and was a director of Ramco-Gershenson Properties Trust from 2003 to 2005.

As the former Chairman and Chief Executive Officer of Pulte Homes, Inc., the nation’s largest homebuilder, Mr. Grosfeld has leadership expertise on public company governance as well as real estate matters, which led the Board of Directors to determine that he should serve as a director of BlackRock.

Mark D. Linsz (age 45), Director since 2009, has been the Corporate Treasurer of Bank of America since 2009. Previously, Mr. Linsz served as Bank of America’s Capital Markets Risk Executive from 2007 to 2009 and as Chief Risk Officer for Europe, the Middle East, Africa and Asia from 2005 to 2007. Mr. Linsz began his career with Chicago Research and Trading Group of Bank of America in 1987.

The Board of Directors has determined that Mr. Linsz should serve as a director of BlackRock due to his valuable insights on risk assessment and international finance acquired through his service as a leader of Bank of America, one of the world’s largest financial services organizations.

Sir Deryck Maughan (age 62), Director since 2006, has been a Partner and Head of the Financial Institutions Group of Kohlberg Kravis Roberts (KKR) since 2009 and a Managing Director since 2005. He was Chairman of KKR Asia from 2005 to 2009. Prior to joining KKR, Sir Deryck served as Vice Chairman of Citigroup from 1998 to 2004, as Chairman and Chief Executive Officer of Salomon Brothers from 1992 to 1997 and as Chairman and Chief Executive Officer of Salomon Brothers Asia from 1986 to 1991. He also was Vice Chairman of the NYSE from 1996 to 2000 and Chairman of the US-Japan Business Council from 2002 to 2004. Prior to joining Salomon Brothers in 1983, Sir Deryck worked at Goldman Sachs. He served in H.M. Treasury (UK Economics and Finance Ministry) from 1969 to 1979. He is also a director of GlaxoSmithKline and Reuters.

The Board of Directors concluded that Sir Deryck’s internationally focused leadership positions at KKR, a global leader in private equity, fixed income and capital markets, and at Citigroup and Salomon Brothers allow Sir Deryck to provide valuable insights on international finance and that he should serve as a director of BlackRock.

Linda Gosden Robinson (age 57), Director since 2004, has been the Chairman of Robinson Lerer & Montgomery, LLC, a strategic communications consulting firm, since 1996. Ms. Robinson was Chief Executive Officer of Robinson Lerer & Montgomery from 1996 until 2002. In 2000, Robinson Lerer & Montgomery was acquired by Young & Rubicam Inc. (“Y&R”), and in that same year, Y&R was acquired by WPP Group plc. Prior to 1996, Ms. Robinson was the Chairman of the Board and Chief Executive Officer of Robinson Lerer Sawyer Miller Group or its predecessors. Ms. Robinson was also a director of Revlon, Inc. from 1996 to 2008.

As a leader of Robinson Lerer & Montgomery, LLC, which focuses on strategic communications, marketing and public relations, Ms. Robinson has experience with corporate communications, branding and marketing for major global financial services companies and communicating complex financial matters for those companies to the investment community, which led the Board of Directors to conclude that she should serve as a director of BlackRock.

John S. Varley (age 53), Director since 2009, has been the Chief Executive of Barclays since 2004. Mr. Varley also served as the Finance Director from 2000 until the end of 2003. Mr. Varley joined the Barclays Executive Committee in 1996 and was appointed to the Boards of Directors of Barclays and Barclays Bank in 1998. From 1998 to 2000, Mr. Varley was the Chief Executive of Retail Financial Services and from 1995 to 1998 was the Chairman of the Asset Management Division. Mr. Varley also serves as a non-executive director of AstraZeneca PLC.

Mr. Varley’s valuable insights on asset management, risk management and international finance acquired through his leadership of Barclays, a large, complex financial services organization, led the Board of Directors to conclude that Mr. Varley should serve as a director of BlackRock.

Continuing Class I Directors Whose Terms Will Expire in 2012

William S. Demchak (age 47), Director since 2003, is Senior Vice Chairman and heads Corporate and Institutional Banking for PNC. Before joining PNC in 2002, Mr. Demchak served as the Global Head of Structured Finance and Credit Portfolio for J.P. Morgan Chase & Co. from 1997 to 2002.

PNC is a large, national diversified financial services company providing traditional banking and asset management services. Mr. Demchak’s substantial leadership experience with PNC provides him with significant insights on the U.S. financial and banking sectors and led the Board of Directors to conclude that he should serve as a director of BlackRock.

Kenneth B. Dunn, Ph.D. (age 58), Director since 2005, has served as Dean and Professor of Financial Economics at the David A. Tepper School of Business at Carnegie Mellon University since 2002. Prior to his positions at Carnegie Mellon University, Mr. Dunn was a Managing Director of Morgan Stanley Investment Management and Co-Director of the U.S. Core Fixed Income and Mortgage teams. Mr. Dunn also managed the Fixed-Income Trading, Technology and Insurance groups within the Asset Management Division of Miller Anderson & Sherrerd, LLP and he continued in those roles when the firm was acquired by Morgan Stanley in 1996.

As the Dean and Professor of Financial Economics at Carnegie Mellon University, Mr. Dunn brings a unique academic perspective on economics and finance in addition to his asset management experience, which led the Board of Directors to determine that Mr. Dunn should serve as a director of BlackRock.

Laurence D. Fink (age 57), Director since 1999, has been Chairman and Chief Executive Officer of BlackRock since its formation in 1998 and of BlackRock’s predecessor entities since 1988. Mr. Fink is also a trustee of one of BlackRock’s open-end fund complexes.

As the principal leader of BlackRock and its predecessor entities since 1988, Mr. Fink brings a breadth of knowledge about BlackRock’s business and operations, which led the Board of Directors to conclude that he should serve as a director of BlackRock.

Robert S. Kapito (age 52), Director since 2006, has been President of BlackRock since 2007, and prior to 2007 had served as Vice Chairman of BlackRock and Head of its Portfolio Management Group since its formation in 1998 and BlackRock’s predecessor entities since 1988.

Mr. Kapito has served as a leader of BlackRock and its predecessor entities since 1988 and has acquired a breadth of knowledge about BlackRock’s business and operations, which led the Board of Directors to conclude that he should serve as a director of BlackRock.

Sallie L. Krawcheck (age 45), Director since 2009, has been the President of Global Wealth & Investment Management for Bank of America since 2009. Prior to joining Bank of America, Ms. Krawcheck was Chief Executive Officer and Chairman of Citi Global Wealth Management. Ms. Krawcheck joined Citigroup in 2002 as Chairman and Chief Executive Officer of Smith Barney. In 2004, she was appointed Chief Financial Officer and Head of Strategy of Citigroup, Inc. Prior to joining Citigroup, Ms. Krawcheck was Chairman and Chief Executive Officer of Sanford C. Bernstein & Company. Ms. Krawcheck is also a director of Merrill Lynch, Pierce and Fenner & Smith Incorporated and previously served as a director of Dell Inc. from 2006 to 2009.

Bank of America and Citigroup are two of the world’s largest financial services organizations. Ms. Krawcheck’s extensive leadership experience at Bank of America and Citigroup provides her with valuable financial and corporate governance expertise and led the Board of Directors to conclude that she should serve as a director of BlackRock.

Thomas H. O’Brien (age 73), Director since 1999, retired as Chief Executive Officer of PNC in 2000, after 15 years in that position and retired as Chairman of PNC in 2001, after 13 years in that position. Mr. O’Brien is a director of Verizon Communications, Inc.

As a former leader of PNC, Mr. O’Brien has valuable insights on public company corporate governance and the U.S. financial and banking sectors. This experience led the Board of Directors to conclude that Mr. O’Brien should serve as a director of BlackRock.

Other Executive Officers

In addition to Messrs. Fink and Kapito, the following persons serve as BlackRock’s executive officers:

Robert W. Fairbairn (age 44), has been a Vice Chairman and Head of the Global Client Group of BlackRock since February 2009. Mr. Fairbairn was Vice Chairman and Chairman of Europe, Middle East, Africa (“EMEA”) and Australia of BlackRock from October 2006 to February 2009. Prior to joining BlackRock in October 2006, Mr. Fairbairn was Senior Vice President of Merrill Lynch from January 2006 to October 2006 and Head of Merrill Lynch Investment Managers’ (“MLIM”) EMEA Pacific region from May 2005 to October 2006. Mr. Fairbairn was appointed Head of MLIM’s EMEA Sales Division in 1999 and appointed Chief Operating Officer of MLIM’s EMEA Pacific region in March 2001. Prior to joining MLIM, Mr. Fairbairn worked for the Asset Management Divisions of Lazard and GT Management.

Blake Grossman (age 47), has been a Vice Chairman since December 2009. Mr. Grossman oversees BlackRock’s Index Equity, Scientific Active Equity, Capital Markets, Global Market Strategies and BlackRock Multi-Asset Client Solutions businesses. Mr. Grossman’s service with the firm dates back to 1985, including his years with Barclays Global Investors (BGI), which merged with BlackRock in 2009. At BGI, Mr. Grossman served as Chief Executive Officer or Co-Chief Executive Officer from 2002 until 2009, and previously was Global Chief Investment Officer with responsibility for the Advanced Active Strategies Group. Mr. Grossman founded BGI’s Advanced Active Strategies Group in 1992, after serving as Head of BGI’s Index and Enhanced Equity Strategies Group.

Charles S. Hallac (age 45), has been a Vice Chairman and Head of BlackRock Solutions® since 2006. Previously, Mr. Hallac was a Managing Director and Head of BlackRock Solutions. Mr. Hallac has been with BlackRock or its predecessor entities since 1988.

J. Richard Kushel (age 43), has been a Vice Chairman and Head of BlackRock’s International Business since December 2009. Previously, Mr. Kushel headed BlackRock’s International Institutional business and headed BlackRock’s Alternatives Efforts and Wealth Management Groups. Mr. Kushel was a director of Nomura BlackRock Asset Management during its entire existence between 1999 and 2006. Prior to joining BlackRock in 1991, Mr. Kushel was an associate in the Financial Institutions Group at Prudential Securities. Mr. Kushel joined Prudential in 1988 as an analyst.

Ann Marie Petach (age 49), has been Chief Financial Officer of BlackRock since June 2008. Ms. Petach was a Managing Director and Head of Business Finance at BlackRock from June 2007 to June 2008. Prior to joining BlackRock, Ms. Petach was Vice President and Treasurer at the Ford Motor Company from November 2004 to June 2007. Ms. Petach began her career in 1984 at Ford, where her responsibilities included pension asset management, actuarial studies, banking, risk management and funding for Ford and Ford Credit.

Susan L. Wagner (age 47), has been a Vice Chairman since 2006 and Chief Operating Officer since 2005. Previously, Ms. Wagner was a Managing Director and Head of Strategy and Product Development. Ms. Wagner has been with BlackRock or its predecessor entities since 1988.

Director Independence

The Board of Directors annually determines the independence of directors in accordance with the listing standards of the NYSE. No director is considered independent unless the Board of

Directors has determined that he or she has no material relationship with BlackRock. The Board of Directors has adopted categorical standards to assist it in determining whether or not certain relationships between the members of the Board of Directors and BlackRock or its affiliates and subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with BlackRock) are material relationships for purposes of the listing standards of the NYSE. The categorical standards provide that the following relationships are not material for such purposes:

•

relationships arising in the ordinary course of business, such as asset management, acting as trustee, lending, deposit, banking, or other financial service relationships, so long as the services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers;

•

relationships with companies of which a director is a stockholder or partnerships of which a director is a partner, provided the director is not a principal stockholder of the company or a principal partner of the partnership;

•

contributions made or pledged to charitable organizations of which a director or an immediate family member of the director is an executive officer, director, or trustee if (a) within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year, and (b) the charitable organization is not a family foundation created by the director or an immediate family member of the director; and

•	relationships involving a director’s relative unless the relative is an immediate family member of the director.

As part of its determination, the Board of Directors also considered the relationships described under “Certain Relationships and Related Transactions.” Following its review, the Board of Directors has determined that Ms. Robinson and Messrs. Al-Hamad, Cabiallavetta, Dammerman, Dunn, Gerber, Grosfeld, Komansky, Maughan and O’Brien are “independent” as defined in the NYSE listing standards, and that none of the relationships between such directors and BlackRock are material under the NYSE listing standards.

Board Committees

The Board of Directors has four standing committees: an Audit Committee, a Management Development and Compensation Committee (“MDCC”), a Nominating and Governance Committee and an Executive Committee. The current charters for each of these committees are available on our corporate website at www.blackrock.com under the headings “Investor Relations / Corporate Governance / Committee Charters.” Further, BlackRock will provide a copy of these charters without charge to each stockholder upon written request. Requests for copies should be addressed to the Corporate Secretary, BlackRock, Inc., 55 East 52nd Street, New York, New York 10055.

The Board of Directors met 19 times during 2009. During 2009, the Board of Directors’ committees held the following number of meetings: Audit Committee—14 meetings; MDCC—12 meetings; Nominating and Governance Committee—four meetings; and Executive Committee—no meetings. In 2009, each director attended at least 75% of the meetings of the Board of Directors and each committee of the Board of Directors on which such director served during the period such person has been a director. Directors are encouraged to attend the annual meetings of BlackRock stockholders. Ten directors attended the 2009 meeting of stockholders.

The Audit Committee

The Board of Directors has a standing Audit Committee that satisfies the requirements of SEC Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 10A-3 establishes standards relating to audit committees in the following areas: the independence of audit committee members; the Audit Committee’s responsibility to select and oversee the Company’s independent auditor; procedures for handling complaints regarding the Company’s accounting practices; the authority of the Audit Committee to engage advisors; and funding for the independent auditor and any outside advisors engaged by the Audit Committee. The Audit Committee’s procedures for the pre-approval of audit and permitted non-audit services are described in “Item 4—Ratification of Appointment of Independent Registered Public Accounting Firm—Audit Committee Pre-Approval Policy.”

The Audit Committee’s primary purposes are to assist Board oversight of the integrity of BlackRock’s financial statements, the independent auditor’s qualifications and independence, the performance of BlackRock’s internal audit function and independent auditor, and BlackRock’s compliance with legal and regulatory requirements. The Audit Committee also prepares the Audit Committee report as required by the SEC’s rules for inclusion in BlackRock’s annual Proxy Statement. The Audit Committee is presently composed of Messrs. Gerber (Chairman), Cabiallavetta, Dammerman and Dunn. The Board of Directors has determined that Mr. Gerber qualifies as an “audit committee financial expert” as defined in the SEC rules and the Board of Directors has determined that each of Messrs. Gerber, Cabiallavetta, Dammerman and Dunn has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

Furthermore, the Board of Directors has determined that each of Messrs. Gerber, Cabiallavetta, Dammerman and Dunn has no material relationship with BlackRock (either directly or as a partner, stockholder or officer of an organization that has a relationship with BlackRock) and is “independent” as defined in the NYSE listing standards and the applicable SEC rules.

The Audit Committee regularly holds separate sessions with BlackRock’s management, internal auditors and independent registered public accounting firm. The report of the Audit Committee is included on page 17.

The Management Development and Compensation Committee

The MDCC is responsible for establishing the compensation of BlackRock’s executive officers, providing oversight of BlackRock’s employee benefit and compensation plans and reviewing, assessing and making reports and recommendations to the Board of Directors, as appropriate, on BlackRock’s talent development and succession planning. The MDCC is currently composed of Messrs. Komansky (Chairman), Dammerman, Grosfeld and Maughan. The Board of Directors has determined that all of the members of the MDCC are “independent” within the meaning of the listing standards of the NYSE. Each of the committee members is also a “non-employee director” as defined in the SEC rules under Section 16 of the Exchange Act, and is an “outside director,” as defined by Section 162(m) of the Internal Revenue Code.

Additional information on the MDCC ‘s processes and procedures for consideration of executive compensation is addressed in the Compensation Discussion and Analysis below. The report of the MDCC is included following the Compensation Discussion and Analysis on page 31.

The Nominating and Governance Committee

The Nominating and Governance Committee is responsible for assisting the Board of Directors by: identifying individuals qualified to become members of the Board of Directors;

recommending to the Board of Directors the director nominees for the next annual meeting of stockholders; recommending to the Board of Directors the Corporate Governance Guidelines applicable to BlackRock; leading the Board of Directors in its annual review of the Board of Directors’ and management’s performance; recommending to the Board of Directors director nominees for each Board committee; and overseeing BlackRock’s Related Persons Transaction Policy. The Nominating and Governance Committee is presently composed of Ms. Robinson and Messrs. O’Brien (Chairman), Al-Hamad, Cabiallavetta and Grosfeld. The Board of Directors has determined that all of the members of the Nominating and Governance Committee are “independent” within the meaning of the listing standards of the NYSE.

The Executive Committee

The Executive Committee has all the powers of the Board of Directors, except as prohibited by applicable law, our stockholder agreements with Merrill Lynch, PNC and Barclays and BlackRock’s amended and restated bylaws, and except to the extent another committee has been accorded authority over the matter. The Executive Committee exercises such powers between meetings of the Board of Directors. The Executive Committee is presently composed of Ms. Robinson and Messrs. Fink (Chairman), Gerber and Rohr.

Role of the Board of Directors in the Oversight of Risk Management

The Audit Committee takes the lead for the Board in oversight of BlackRock’s risk management activities. At least quarterly the Audit Committee receives a risk management update, an internal audit report, an external audit update, a Sarbanes-Oxley compliance report and a report on litigation, regulatory and ethics matters. The risk management update is prepared by BlackRock’s Corporate Risk Committee, which is co-chaired by its Chief Risk Officer and Chief Financial Officer. This report covers a wide range of topics and potential issues that could impact BlackRock, including matters such as investment performance, investment risks, and counterparty risks of its asset management activities, revenue, balance sheet, operational and integration risks and insurance coverage. The internal audit plan for BlackRock is approved by the Audit Committee and regular reports on the progress and results of the internal audit program are provided to the Audit Committee by BlackRock’s Head of Internal Audit. The Sarbanes-Oxley compliance report is prepared and presented by BlackRock’s Head of Accounting Policy, Tax and Controls and its Head of Sarbanes-Oxley Compliance. BlackRock’s independent external auditor provides the regular audit update and its General Counsel provides the regular report on litigation, regulatory and ethics matters. Aspects of these reports are presented to the full Board at least quarterly by either the Chairman of the Audit Committee or the member of management responsible for the given subject area.

Consideration of Director Candidates

The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below under “—Identifying and Evaluating Candidates for Director.” In evaluating such recommendations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria set forth below under “—Director Qualifications.” Any stockholder recommendations for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for membership on the Board of Directors. The recommending stockholder should also submit evidence of the stockholder’s ownership of shares of BlackRock, including the number of shares owned and the length of time of ownership. The recommendation should be addressed to the Corporate Secretary, BlackRock, Inc., 55 East 52nd Street, New York, New York 10055.

In addition, the amended and restated bylaws of BlackRock permit stockholders to nominate directors for consideration at an annual stockholders’ meeting. For information on the requirements governing stockholder nominations for the election of directors to be made at an annual meeting of stockholders, please see “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.”

Consideration of Diversity in Identifying Director Nominees

The Board of Directors believes that a diverse mix of knowledge and viewpoints enhances Board capabilities and when considering candidates for director, the Nominating and Governance Committee seeks to achieve a mix of directors that represent a diversity of background and experience. The current Board of Directors includes a wide range of skills and professional experience such as investment banking, marketing, accounting, academia, international organizations, pharmaceuticals, sovereign entities, investor relations, real estate, energy, technology, international finance, not-for-profit organizations and geographical diversity, including directors with extensive experience in North America, Europe, Asia, Africa and the Middle East. The Board addresses whether it has achieved an appropriate level of diversity as part of its consideration of the Board’s composition in its annual self-evaluation process.

Director Qualifications

BlackRock’s Corporate Governance Guidelines contain Board of Directors’ membership criteria that apply to candidates recommended by the Nominating and Governance Committee for a position on BlackRock’s Board of Directors. The minimum qualifications for serving as a member of the Board of Directors are that a person demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of the business and affairs of BlackRock and that a person have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, nominees for director are selected on the basis of, among other things, experience, knowledge, skills, expertise, diversity, ability to make independent analytical inquiries, understanding of BlackRock’s business environment and willingness to devote adequate time and effort to the responsibilities of the Board of Directors. Each director must represent the interests of all of BlackRock’s stockholders.

Identifying and Evaluating Candidates for Director

The Nominating and Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Governance Committee if they become aware of persons meeting the criteria described above. The Nominating and Governance Committee also may engage firms that specialize in identifying director candidates. As described above, the Nominating and Governance Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Nominating and Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Governance Committee determines that the candidate warrants further consideration, the Chairman or a person designated by the Nominating and Governance Committee will contact the candidate. If the candidate expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Governance Committee typically requests information from the candidate and reviews the candidate’s accomplishments and qualifications. The Nominating and Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although the Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Each nominee for election to our Board of Directors this year has previously served as a BlackRock director. Ms. Krawcheck and Mr. Linsz were each appointed to the Board of Directors in October 2009 as Merrill Lynch designees. Messrs. Diamond and Varley were each appointed to the Board of Directors in December 2009 as Barclays designees.

Executive Sessions

Executive sessions of non-management directors are held quarterly. “Non-management directors” include all directors who are not BlackRock officers. Currently, Messrs. Fink and Kapito are the only BlackRock officers serving on the Board of Directors. Each session is chaired by Mr. O’Brien who has been appointed by the Board of Directors as the lead independent director. Any non-management director may request that an additional executive session be scheduled. At least once a year an executive session of only those directors determined to be “independent” within the meaning of the listing standards of the NYSE is held.

Communications with the Board

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors, any Board of Directors committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent c/o Corporate Communications Department, BlackRock, Inc., 55 East 52nd Street, New York, New York 10055. To communicate with any of our directors electronically, stockholders should go to our corporate website at www.blackrock.com. Under the headings “Investor Relations / Corporate Governance / Communicate with our Board of Directors,” you will find a link that may be used for writing an electronic message to the Board of Directors, the lead independent director, any individual director, or any group or committee of directors.

All communications received as set forth in the preceding paragraph will be reviewed by a member of each of BlackRock’s Corporate Communications and Legal and Compliance Departments for the sole purpose of determining whether the contents represent a message to our directors. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted Corporate Governance Guidelines that address the following key corporate governance subjects, among others: director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and an annual performance evaluation of the Board of Directors. The Board of Directors has also adopted a Code of Business Conduct and Ethics for BlackRock’s directors, officers and employees, which addresses these important topics, among others: conflicts of interest; corporate opportunities; confidentiality of information; fair dealing; protection and proper use of BlackRock assets; compliance with laws, rules and regulations (including insider trading laws); and encouraging the reporting of any illegal or unethical behavior.

BlackRock’s Corporate Governance Guidelines and Code of Business Conduct and Ethics are available at our corporate website at www.blackrock.com under the headings “Investor Relations / Corporate Governance / Governance Documents.” Further, BlackRock will provide a copy of these documents without charge to each stockholder upon written request. Requests for copies should be addressed to the Corporate Secretary, BlackRock, Inc., 55 East 52nd Street, New York, New York 10055.

In addition, BlackRock has adopted a Code of Ethics for Chief Executive and Senior Financial Officers, which addresses the following important topics, among others: conflicts of interest; compliance with laws, rules and regulations; and encouraging the reporting of any illegal or unethical behavior. The Code of Ethics for Chief Executive and Senior Financial Officers is available at our corporate website at www.blackrock.com under the headings “Investor Relations / Corporate Governance / Governance Documents.” BlackRock intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of this Code of Ethics for Chief Executive and Senior Financial Officers by posting such information on its corporate website at www.blackrock.com under the headings “Investor Relations / Corporate Governance / Governance Documents.”

Stockholders are encouraged to visit the “Investor Relations / Corporate Governance” page of the BlackRock website at www.blackrock.com for additional information about BlackRock’s Board of Directors and its committees and corporate governance at BlackRock.

Combined Principal Executive Officer and Board Chair Positions; Lead Independent Director

Mr. Fink serves as both BlackRock’s Chief Executive Officer and Chairman of the Board of Directors, which the Board of Directors has determined is the most appropriate governance structure for BlackRock. Mr. Fink has served in this capacity since founding BlackRock’s predecessor entities in 1988. As the founder of BlackRock with over 20 years of experience leading the Company, Mr. Fink has acquired a breadth of unique and specialized knowledge about BlackRock’s operations. Mr. Fink solicits input from all the directors regarding the board agenda and processes. To facilitate coordination with the independent directors and the exercise of independent judgment by the Board of Directors, the Board has appointed Mr. O’Brien, the Chairman of the Nominating and Governance Committee, to serve as the lead independent director. The lead independent director facilitates communication between the independent directors and the Chairman of the Board, advises on the selection of committee chairs, ensures appropriate information is sent to the Board and works with the Chairman to identify agenda and other discussion items for the Board. The lead independent director chairs the executive sessions or special meetings of the independent directors and presides at meetings of the Board in the absence of or at the request of the Chairman of the Board. The lead independent director also has the authority to call additional meetings of the independent directors. Each of these responsibilities is set out in BlackRock’s Corporate Governance Guidelines.

Report of the Audit Committee

In accordance with, and to the extent permitted by, the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of BlackRock’s future filings made under the Exchange Act, or under the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare BlackRock’s financial statements, to plan or conduct audits, or to determine that BlackRock’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. BlackRock’s management is responsible for preparing BlackRock’s financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of BlackRock in conformity with generally accepted accounting principles in the United States.

The Audit Committee has reviewed and discussed BlackRock’s audited financial statements with management and with Deloitte & Touche LLP, BlackRock’s independent registered public accounting firm for 2009.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed Deloitte & Touche LLP’s independence with Deloitte & Touche LLP, and has considered the compatibility of non-audit services with the independence of the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Murry S. Gerber, Chairman

Mathis Cabiallavetta

Dennis D. Dammerman

Kenneth B. Dunn, Ph.D.

OWNERSHIP OF BLACKROCK COMMON AND PREFERRED STOCK

Common Stock

The following table sets forth certain information with respect to the beneficial ownership of BlackRock’s voting securities as of March 31, 2010 by: (i) each person who is known by BlackRock to own beneficially more than 5% of any class of outstanding voting securities of BlackRock; (ii) each of BlackRock’s directors; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all of the BlackRock executive officers and directors as a group.

Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of voting securities shown. The number of shares of voting securities shown in the following Security Ownership Table as beneficially owned by each director and executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the following Security Ownership Table, beneficial ownership includes any shares of voting securities as to which the individual has sole or shared voting power or investment power and also any shares of common stock which the individual has the right to acquire within 60 days of March 31, 2010, through the exercise of any option, warrant or right.

As of March 31, 2010, there were 64,229,679 shares of BlackRock’s common stock outstanding.

	Amount of beneficial ownership of common stock	Percent of common stock outstanding
Bank of America Corporation and affiliates (1) 100 N. Tryon Street Charlotte, NC 28255	2,330,676	3.6%
Barclays Bank PLC and affiliates (2) 1 Churchill Place London, England E14 5HP	3,031,516	4.7%
The PNC Financial Services Group, Inc. and affiliates (3) One PNC Plaza 249 Fifth Avenue Pittsburgh, PA 15222	22,457,392	35.0%
Abdlatif Yousef Al-Hamad	1,141	*
Mathis Cabiallavetta	1,742	*
Dennis D. Dammerman	3,429	*
William S. Demchak	—	*
Robert E. Diamond, Jr.	—	*
Kenneth B. Dunn	5,996	*
Laurence D. Fink (4)(5)(6)	1,759,603	2.7%
Murry S. Gerber	25,289	*
James Grosfeld	60,331	*
Charles S. Hallac (4)(5)(6)	589,386	*
Robert S. Kapito (4)(5)(6)	1,065,461	1.7%
David H. Komansky	5,868	*
Sallie L. Krawcheck	—	*
Mark D. Linsz	—	*
Sir Deryck Maughan	3,977	*
Thomas H. O’Brien	12,577	*
Ann Marie Petach (4)	4,164	*
Linda Gosden Robinson	14,640	*
James E. Rohr	3,524	*
John S. Varley	—	*
Susan L. Wagner (4)(5)(6)	591,388	*
All directors and executive officers as a group (25 persons) (4)(5)(6)	4,352,948	6.8%

*	The number of shares of common stock held by such individual is less than 1.0% of the outstanding shares of common stock.
(1)	Based on the Form 4 of Bank of America and affiliates filed on March 25, 2010.
(2)	Based on the Form 4 of Barclays Bank and affiliates filed on December 3, 2009.
(3)	Based on the Schedule 13G/A of PNC Bancorp Inc. and affiliates filed on February 12, 2010.
(4)	Does not include unvested restricted stock units.
(5)	Includes shares of BlackRock common stock held jointly and/or indirectly.
(6)	Includes shares of BlackRock common stock subject to employee stock options held by the executive officers and either exercisable as of March 31, 2010 or exercisable within 60 days of that date. The shares subject to such options are as follows: for Messrs. Fink (402,800 shares), Kapito (175,000 shares) and Hallac (75,000 shares), and Ms. Wagner (115,000 shares) and for all directors and executive officers as a group (767,800 shares). Non-management directors do not own any options.

Preferred Stock

As of March 31, 2010, there were 124,620,593 shares of BlackRock’s Series B non-voting convertible participating preferred stock issued and outstanding, which has a liquidation preference of $0.01 per share (the “Series B Preferred Stock”), and 2,866,439 shares of BlackRock’s Series C non-voting convertible participating preferred stock issued and outstanding, which has a liquidation preference of $40.00 per share (the “Series C Preferred Stock”). As of March 31, 2010, Bank of America, PNC and Barclays owned 62,469,918, 21,428,188 and 34,535,255 shares, respectively, of our Series B Preferred Stock issued and outstanding. As of March 31, 2010, PNC owned all shares of our Series C Preferred Stock issued and outstanding.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Introduction

In a year that began with tremendous capital markets, political and regulatory uncertainty, BlackRock’s executive officers demonstrated their ability to focus on finding solutions to meet client needs, respond to volatile market conditions and identify and act on new business opportunities.

During 2009, BlackRock delivered growth in net income both under accounting principles generally accepted in the United States of America (“GAAP”) and on an as-adjusted basis and positioned the firm for continued success through the acquisition of Barclays Global Investors (BGI). The BGI acquisition allows the firm to offer a broader array of client solutions on a global basis. BlackRock’s strong risk management practices are a foundation for acting as a fiduciary to individual, institutional and sovereign wealth clients and served as a source of competitive advantage during the uncertainty of 2009.

BlackRock has built a diversified business by asset type, client type and region, a strategy which has proven effective in weathering the current market conditions and in pursuing attractive growth opportunities over time.

Compensation Objectives

The Company’s executive compensation program is intended to attract, retain and motivate executives who can utilize their depth of knowledge and expertise, their business acumen and their leadership skills to manage the firm’s business, provide advice to clients and manage risk. BlackRock’s success, and that of our clients, depends on our ability to successfully engage talent through a combination of career opportunities, a productive work environment and competitive compensation. Specifically, BlackRock’s executive compensation program is designed to:

•	Attract, retain and motivate executive officers capable of making significant contributions to BlackRock’s long-term success;

•	Align the interests of executive officers with those of stockholders by awarding BlackRock stock as a significant part of both annual and long-term incentive awards;

•	Control fixed costs by ensuring that compensation expense varies with profitability; and

•	Link a significant portion of an executive officer’s total compensation to BlackRock’s financial and operational performance as well as its common stock price performance.

Summary of 2009 Executive Compensation

For 2009, executive compensation is summarized as follows:

•

The CEO’s total annual compensation for 2009 (i.e. salary, annual bonus paid in cash and stock) was flat from the prior year. Aggregate total compensation (including the Partner Plan award and annualized initial value of previously granted long-term incentives, described in more detail below) increased 24% from the prior year.

•

The annual compensation for the remaining named executive officers was flat from 2008, and aggregate total compensation (including the Partner Plan award and annualized initial value of previously granted long-term incentives) increased 39% from the 2008 level.

•

The year-over-year increase in aggregate compensation for the CEO and remaining named executive officers was awarded entirely in BlackRock equity. In total, 59% of aggregate annual compensation for the group was awarded in BlackRock equity. The 2009 cash bonus for each named executive officer was lower than the cash bonus in 2008. This outcome will ensure that the interests of executive officers are closely aligned with shareholder value creation during a critical period for the firm.

•

BlackRock’s executive compensation program is closely linked to firm performance, as measured by pre-incentive operating income, non-operating income and BlackRock’s share price, as discussed in greater detail below.

•

The Company does not provide golden parachutes, gross-ups or special termination benefits for named executive officers beyond general Company severance provisions. There are no special retirement arrangements for executive officers; retirement benefits are provided exclusively through the firm’s 401(k) plan.

•	BlackRock used perquisites only where appropriate for increasing officer productivity and availability to the Company. The Company provided no tax reimbursements for any perquisites.

Overall Design of Compensation Program

BlackRock’s executive compensation program is designed to reward short- and long-term results through a mix of compensation elements that specifically correlate with these results. Base salaries generally represent a small portion of total compensation and are designed to provide income stability at a level consistent with, but not driven by, market practice. Incentive pay opportunities are based on the achievement of strategic goals and provide upside potential and downside risk aligned with the financial and market performance of the Company. Incentive pay opportunities are awarded in the form of cash- or equity-based grants and, in some cases, with ties to achieving additional performance objectives. These objectives, depending on the program, may be short- or long-term in nature.

In accordance with NYSE rules, the MDCC consists solely of independent directors and is charged with determining and approving CEO compensation, among other things. With respect to the other named executive officers listed in the Summary Compensation Table, the MDCC seeks recommendations from the CEO and approves all pay actions. The MDCC considers the sum of all pay elements when reviewing and approving annual compensation recommendations. Although the framework for compensation decision-making is tied to the financial performance of BlackRock, the MDCC and the CEO (in developing recommendations for other named executive officers) maintain significant discretion to determine individual compensation based on achievement of strategic and operating results and other considerations such as management and leadership capabilities.

The MDCC endorses executive management’s view that pre-incentive operating income has a direct correlation with shareholder value creation due to its basis in both revenue growth and expense management. To that end, annual incentive awards made to the named executive officers are primarily linked to pre-incentive operating income, and modified as appropriate to reflect the impact of non-operating income on overall results. While the determination of annual incentive awards is based on annual results, the payment of a significant portion of these awards in the form of stock introduces a longer-term element that fluctuates with stock price, as well as retention value through the time-based vesting requirements of the stock award.

BlackRock uses long-term incentive awards to align the interests of executive officers with those of shareholders through ownership of BlackRock stock. Ownership of BlackRock stock ensures that a significant element of total compensation is subject to the market performance of BlackRock. The risk element inherent in stock awards is a critical motivating factor of the overall compensation program.

Key Elements of Executive Compensation

The key elements of BlackRock’s executive compensation program include:

•	Base salaries;

•	Long-term incentive compensation;

•	Annual incentive awards;

•	Retirement and other benefits; and

•	Perquisites.

Base Salaries

Base salaries are intended to provide regular cash flow to executives throughout the year, and represent a minority portion of total compensation. Increases in base salaries for named executive officers occur infrequently, yet may be considered in the case of promotion, significant change in job scope or market movement over a period of years. None of the named executive officers received a base salary increase for 2009.

Long-Term Incentive Compensation

As noted above, long-term incentives are designed to aid in the retention of senior management and to align their interests with long-term shareholder interests. BlackRock’s approach to long-term incentives has been to make infrequent but significant awards. This compensation approach unifies the focus of award recipients over a multi-year pay cycle.

In November 2006 and January 2007, BlackRock granted new stock and option awards to key legacy MLIM and BlackRock employees to motivate future performance and leadership. These awards, made under the Incentive Plan, will vest 100% on September 29, 2011, the fifth anniversary of BlackRock’s acquisition of MLIM (the “MLIM Transaction”). From time to time, additional long-term incentive awards of restricted stock units (the “LTIP Awards”) which vest at the end of a multi-year period are granted to newly hired employees.

Certain awards are subject to achievement of a performance hurdle requiring either (i) earnings per share on a GAAP basis of $5.20 in 2009, $5.52 in 2010 or $5.85 in 2011, or (ii) a compound annual growth rate in GAAP earnings per share better than the median for BlackRock’s peer group in any of the following periods: 2006 to 2009, 2006 to 2010, or 2006 to 2011. For the purposes of these performance hurdles, the peer group is the NYSE-listed mid- and large-cap asset management firms. The performance hurdles were established as part of the terms of an agreement with PNC to fund future BlackRock long-term incentive award programs with shares remaining from a commitment made by PNC in conjunction with the BlackRock, Inc. 2002 Long Term Retention and Incentive Plan. The performance hurdle was satisfied in 2010 based on achievement of diluted earnings per share on a GAAP basis of $6.11 in 2009.

The long-term incentive awards made to named executive officers were granted in the form of stock options for Messrs. Fink and Kapito and a mix of stock options and/or restricted stock units for the other named executive officers. For the two most senior executives, stock options were granted to encourage continued shareholder value creation. A restricted stock unit represents an unsecured promise to deliver a share of BlackRock common stock for each restricted stock unit. Dividend equivalents are paid on these restricted stock units prior to vesting in an amount equal to the dividends paid on shares of BlackRock common stock.

The size of the long-term incentive awards for recipients, including named executive officers, is established individually to provide meaningful incentive for continued performance over a multi-year horizon in relation to the scope of the individual’s role, business expertise and leadership skills.

The MDCC considers a pro-rated portion of the initial value of these grants when determining annual compensation for the named executive officers throughout the vesting period.

Annual Incentive Awards

Annual incentive awards represent a significant percentage of total compensation, as is typical in investment management and the broader financial services industry in which BlackRock competes. By placing a strong emphasis on annual incentive awards, BlackRock is able to limit fixed compensation expense while rewarding named executive officers for their individual contributions and the achievement of annual financial goals.

Over the course of the year, the Company accrues a discretionary and variable bonus pool for employee bonuses. In setting the accrual amount, the Company, with approval by the MDCC, reviews the bonus pool in the context of compensation and benefits costs relative to net revenue and compensation expense relative to pre-incentive operating income. A subjective determination is made in the context of Company performance relative to its performance in earlier years and current market conditions. No set formulas are established and no fixed benchmarks are used. Instead, the Company seeks to balance a competitive and fair return to its shareholders (i.e. in the form of absolute and increasing operating and net income) and providing competitive compensation levels to its employees.

Bonuses for all employees, including the named executive officers, are subject to a guideline that determines the portion paid in cash and the portion paid in stock and subject to additional vesting conditions. As annual compensation increases, a greater portion is paid in stock. The MDCC adopted this approach in 2006 to substantially increase the retention value and shareholder alignment of the compensation package for eligible employees, including the named executive officers. The MDCC retains the discretion to adjust the cash and stock components of annual incentive awards from year to year as it deems appropriate. The stock portion of annual incentive awards is granted in the form of restricted stock or restricted stock units under the Incentive Plan.

A portion of the corporate bonus pool for all employees is allocated to senior management based on the MDCC’s evaluation of the level of pre-incentive operating income and non-operating income, the movement in BlackRock’s share price, market trends and BlackRock’s overall compensation and benefits expense to revenue ratio. The allocation to senior management is made with the expectation that there is greater year-to-year variability in incentive compensation for senior management.

The remainder of the corporate bonus pool is allocated to individuals based on a variety of factors including team and individual contributions to short-and long-term success of BlackRock. Once individual recommendations are made, the cash and stock guidelines are applied to each recommendation to determine the amount to be paid in cash and stock. All recommendations, in total and by cash and stock component, are aggregated and compared to the corporate cash accrual and estimated corporate bonus pool. Adjustments are made to individual recommendations, as required, to ensure that the sum of all recommendations is in line with the amount of corporate bonus pool available.

The number of restricted stock or restricted stock units awarded as part of the 2009 annual incentive was determined by dividing the dollar value of the stock portion of the award by the average of the high and low prices of BlackRock common stock on January 29, 2010, which was the second trading day following the release of BlackRock’s fourth quarter and 2009 year-end results. The restricted stock and restricted stock units vest in three equal increments on the first, second and third anniversaries of January 31, 2010. For these awards, dividend equivalents are accrued and paid when the underlying restricted stock units vest. Dividend equivalents are equal to the dividends paid on shares of BlackRock common stock.

Retirement and Other Benefits

BlackRock provides employee benefits and retirement programs in which all eligible employees participate, including the named executive officers. Program benefits include medical, dental, life and disability benefits and retirement savings vehicles. BlackRock makes contributions to the 401(k) accounts of its named executive officers on a basis consistent with other employees. BlackRock does not maintain a supplemental executive retirement program.

Certain key employees, including the named executive officers, may voluntarily defer all or a portion of their annual incentive awards pursuant to the BlackRock, Inc. Voluntary Deferred Compensation Plan (the “VDCP”). Elections to defer must be made no later than June 30 of the year for which the bonus is paid. Deferred amounts are held by BlackRock as unsecured liabilities and participants may, from time to time, elect to have their deferred account credited with future investment returns from among 15 benchmark funds. The benchmark investments for named executives are the same as for all other participants. Pursuant to the terms of the VDCP, deferred amounts and any benchmark returns are immediately vested. For 2009 none of the named executive officers elected to defer a portion of their bonus under the VDCP.

None of the named executive officers participate in any Company-sponsored defined benefit program.

No Employment, Severance or Change of Control Agreements

None of the named executive officers have individual employment, severance or change of control agreements with BlackRock. In the event of involuntary termination of employment without cause by BlackRock in conjunction with a reduction in force, named executive officers are eligible for severance benefits under BlackRock’s Severance Pay Plan (the “Severance Plan”). The Severance Plan provides salary continuation of two weeks per year of service with a minimum of 12 weeks and a maximum of 54 weeks to all U.S.-based employees who are involuntarily terminated without cause in conjunction with a reduction in force.

Perquisites

BlackRock makes certain perquisites and other benefits available to named executive officers that are considered a reasonable part of the executive compensation program. The incremental costs of these benefits are included in the “All Other Compensation” column of the Summary Compensation Table. BlackRock does not provide tax reimbursements for any perquisites. BlackRock obtains aircraft services from a third party supplier, which it makes available to its executive officers for business and personal use. BlackRock imputes income to the executive officer with respect to the executive officer’s first 25 hours of personal use equal to BlackRock’s cost of obtaining the aircraft services. With respect to personal use in excess of 25 hours, the executive officer reimburses BlackRock for a portion of the cost of the airplane services and in respect of the portion not reimbursed, BlackRock imputes income to the executive officer. BlackRock also provides a leased car and driver for Mr. Fink’s personal use. BlackRock offers a financial planning perquisite to named executive officers.

Named executive officers may participate in investment opportunities offered from time to time to BlackRock employees. These offerings may be provided without charging management or performance fees consistent with the terms offered to other employees who meet the same applicable legal requirements.

Clawback, Hedging and Pledging Policies

In 2009, BlackRock adopted a clawback policy related to performance-based compensation (both annual and long-term, including all equity compensation) awarded to or earned by an employee who has engaged in fraud or willful misconduct that results in a significant restatement of financial results. Under the clawback policy, the Board will review all performance-based compensation awarded to or earned by that employee on the basis of performance during fiscal periods affected by a restatement. This review would include annual and long-term incentive awards and all forms of equity-based compensation awarded following adoption of the policy. If the Board determines that performance-based compensation would have been lower (or zero) had it been based on the restated financial statements, the Board may seek recoupment on behalf of BlackRock from that current or former employee of all or any portion of such performance-based compensation (including any appreciation thereon) as it deems appropriate after a review of all relevant facts and circumstances.

BlackRock’s insider trading policy prohibits short selling of, as well as the trading of options or warrants on, BlackRock securities. In addition, executive officers and BlackRock’s General Counsel may not (i) use BlackRock stock as collateral for a loan in a margin account, (ii) pledge shares of BlackRock stock as collateral for a loan or (iii) engage in any transactions that have the effect of hedging the economic risks and rewards of BlackRock equity awards.

Market Compensation Data

The MDCC considers market intelligence on compensation to be an important data point in the determination of pay for the named executive officers. Market data is one factor in evaluating overall pay levels within BlackRock. However, quantitative and qualitative assessments of BlackRock’s performance and each individual’s contribution to that performance remain the primary determinants of individual pay decisions.

To gather market data annually and to analyze the competitiveness of its executive compensation programs, management engages McLagan Partners, a compensation consultant that specializes in conducting proprietary compensation surveys and interpreting pay trends in the asset management industry. The companies that participate in the McLagan Partners’ surveys represent direct peers, including organizations that do not publicly disclose compensation data for their executive asset management roles. Confidentiality obligations to McLagan Partners and to its survey participants prevent BlackRock from disclosing the firms included in the surveys. In addition, the McLagan Partners’ surveys maintain the confidentiality of individual Company pay practices from other participants. The results of McLagan Partners’ surveys were:

•	Analyzed to account for differences in the scale and scope of operations between survey participants and BlackRock;

•	Used to evaluate BlackRock’s overall competitive compensation position as well as its position by functional business and by title; and

•

Used to make comparisons on an officer-by-officer basis, where an appropriate match of position scope and responsibilities could be made and sufficient market data was available to maintain the confidentiality of all participant firms.

The MDCC was presented with the results and analyses of the surveys. The MDCC discussed the impact of market trends in compensation on the ability to attract and retain top talent with management and consultants. The MDCC also reviewed the types and mix of compensation elements offered to employees by participants in McLagan Partners’ surveys. When determining the appropriate competitive market data to use, the MDCC considered the size and complexity of BlackRock, and the scope of individual positions.

The MDCC directly retained Semler Brossy Consulting Group LLC (“Semler Brossy”), a compensation consultant, to provide objective advice on the pay practices and the competitive landscape for the compensation of BlackRock’s executive officers. Semler Brossy reviewed the firms included in the McLagan Partners’ analyses and the results of the competitive surveys. Semler Brossy also reviewed publicly disclosed pay information for executive management roles within certain publicly traded asset management firms, including Affiliated Managers Group, Inc., AllianceBernstein Holdings L.P., Eaton Vance Corp., Federated Investors, Inc., Franklin Resources, Inc., Invesco Ltd., Janus Capital Group Inc., Legg Mason, Inc. and T. Rowe Price Group, Inc. These firms were selected because they are the most similar to BlackRock in terms of size, scope and complexity among companies for which publicly available data exists. However, these firms do not provide ideal comparisons (for example, they are smaller than BlackRock) and therefore were used only to understand pay trends among other public asset managers. The companies used in the McLagan Partners study (which include both public and private companies) offer more suitable comparisons for these purposes. The MDCC also consulted with Semler Brossy on pay trends and emerging compensation practices among financial services firms beyond the asset management sector for general context and perspective on the industry.

Determination of 2009 Compensation

In general, despite an extremely challenging global business climate going into 2009, Company performance was strong. Specific and measurable results considered for 2009 include:

•	Diluted earnings per share of $7.13 on an as-adjusted basis (as described and reconciled in BlackRock’s Form 10-K).

•	Total revenue of $4.7 billion, down 7% from 2008, with an operating margin of 38.2% on an as-adjusted basis.

•	Net revenue, operating income, net income and EPS exceeded budgeted levels by more than 20% for each element.

•

Assets under management (“AUM”) of $3.3 trillion at year end 2009, reflecting net new business of $44.1 billion (3% growth), market appreciation in asset values of $143.7 billion and $1.85 trillion from the acquisition of BGI. Excluding the transaction, AUM grew from $1.3 trillion at year end 2008 to $1.5 trillion at year end 2009.

•

Continued competitive investment performance across all AUM classes where 71%, 67% and 74% of AUM ranked above benchmark or peer group median for the one-, two- and five-year periods ended December 31, 2009, respectively.

•	Taxable fixed income performance improved relative returns where 75% of AUM ranked above benchmark or peer group median for the one-year period ended December 31, 2009.

•

The value creation associated with BlackRock’s share price increase of 73% during the calendar year; the stock traded at a premium price-to-earnings ratio in comparison to other publicly traded asset management companies.

•

BlackRock maintained strong or leading market share positions across multiple product areas and participated in new programs initiated in response to market conditions in early 2009 such as the Public-Private Investment Plan and the Term Asset-Backed Securities Loan Facility.

These results, viewed in aggregate with no specific weighting, were considered by the MDCC when determining annual compensation, which was flat from 2008 (i.e. salary, annual bonus paid in cash and annual bonus paid in stock).

Annual Compensation Decisions

Employee Name	2009 Base Salary	2009 Bonus Paid in Cash	2009 Bonus Paid in Stock	2009 Total Annual Bonus	2009 Total Annual Compensation	% Change in Total Annual Compensation From 2008
Laurence D. Fink	$500,000	$9,050,000	$8,100,000	$17,150,000	$17,650,000	0%
Robert S. Kapito	$400,000	$7,010,200	$6,060,200	$13,070,400	$13,470,400	0%
Charles S. Hallac	$300,000	$3,475,000	$2,525,000	$6,000,000	$6,300,000	0%
Susan L. Wagner	$300,000	$2,612,500	$1,662,500	$4,275,000	$4,575,000	0%
Ann Marie Petach	$450,000	$1,105,000	$445,000	$1,550,000	$2,000,000	0%

Ms. Petach’s 2009 compensation numbers shown above exclude the $550,000 cash payment made in June 2009 pursuant to her letter agreement entered into at the time of her hire in 2007.

Partner Plan Awards at Year End 2009

A central event in 2009 was the initiating and closing of the BGI acquisition. The combination of these two firms positions BlackRock for continued success and allows the firm to offer a broader array of client solutions on a global basis. In addition to the key accomplishments listed above, combined AUM at year end 2009 was $3.3 trillion ($1.85 trillion from the acquisition of BGI), which gives BlackRock a market-leader position in both size and in scope of asset management capabilities.

In 2009, the Company adopted a new equity award program in relation to the new BlackRock, the “Partner Plan”, intended to align the senior members of our expanded management team with shareholder value creation. The program is designed to ensure that a larger portion of annual compensation is delivered in stock for the group of employees who have the greatest ability to influence firm results. Awards for the CEO and other named executive officers were made in restricted stock that vests in tranches on January 31, 2010, 2011 and 2012 and have a one-year non-transfer provision following vesting. It is expected that annual awards from the Partner Plan will eliminate the need for episodic awards of long-term incentives for this group of employees.

Under this new program, the MDCC made the following Partner Plan awards to named executive officers:

Employee Name	2009 Partner Plan Award
Laurence D. Fink	$5,000,000
Robert S. Kapito	$4,000,000
Charles S. Hallac	$3,000,000
Susan L. Wagner	$3,500,000
Ann Marie Petach	$1,750,000

Aggregate Compensation for 2009

In addition to the compensation discussed above, the MDCC continues to consider an annualized value of long-term incentive awards that were granted in previous years. The aggregate of all pay components for Mr. Fink was 24% higher than the aggregate for 2008. The aggregate compensation for the other named executive officers was approximately 39% higher than aggregate compensation for the same individuals in 2008. The 2009 annual incentive awards for the named executive officers were paid in cash and stock, the stock portion of which is reflected in Footnote 3 of the Summary Compensation Table. For the named executive officers as a group, 59% of their 2009 aggregate compensation (including the Partner Plan awards) was awarded in stock.

The table that follows shows the amounts considered by the MDCC in determining 2009 aggregate compensation and are presented in a format that differs from the amounts required to be disclosed in the Summary Compensation Table by SEC regulations. The 2009 corporate bonus column includes the value of stock awards as calculated on the date of grant as described below under the heading “Equity Award Practices.”

Aggregate 2009 Compensation

Employee Name	2009 Base Salary	2009 Total Annual Bonus	Partner Plan Award	Annualized Initial Value of Previously Granted Long Term Incentives	2009 Aggregate Compensation
Laurence D. Fink	$500,000	$17,150,000	$5,000,000	$3,843,000	$25,993,000
Robert S. Kapito	$400,000	$13,070,400	$4,000,000	$1,928,000	$19,398,400
Charles S. Hallac	$300,000	$6,000,000	$3,000,000	$1,457,000	$10,757,000
Susan L. Wagner	$300,000	$4,275,000	$3,500,000	$1,457,000	$9,532,000
Ann Marie Petach	$450,000	$1,550,000	$1,750,000	$437,500	$4,187,500

Ms. Petach’s 2009 compensation numbers shown above exclude the $550,000 cash payment made in June 2009 pursuant to her letter agreement entered into at the time of her hire in 2007.

Additional Detail on CEO Compensation Determination

The MDCC determined the annual incentive award for the CEO through a process of assessment of financial results and individual accomplishments, review of competitive survey data from McLagan Partners, consultation with Semler Brossy regarding market and financial context and the exercise of discretion.

Annual incentive decisions were made in the context of the total compensation package, including base salary and the annualized initial value of Mr. Fink’s long-term incentive award opportunity. For this purpose, 20 percent of the initial value of the January 2007 LTIP Award was included in the aggregate compensation considered by the MDCC, reflecting the five-year period over which the award vests.

BlackRock’s results for 2009 were viewed in the context of goals and objectives that were approved by the MDCC. The goals and objectives covered the following areas: financial results, investment results, growth in AUM, client relationships, industry leadership, employee engagement and succession planning. In addition, the MDCC will consider risk management practices and BGI integration results in determining 2010 executive officer pay.

In the context of competitive market pay trends and the corporate bonus pool available for executive bonuses, the MDCC arrived at a $17,150,000 annual incentive for the CEO, which is the same as 2008. The cash and stock elements of the 2009 corporate bonus for the CEO and other named executive officers was determined using the same sliding scale approach that is used for other employees.

Additional Detail on Named Executive Officer Compensation Determination

For 2009, the allocation of the bonus pool to the other named executive officers was determined through a process that involved a series of meetings with the CEO and President to review financial results as well as the individual accomplishments of the named executive officers. The CEO then reviewed with McLagan Partners the competitive survey results relating to individual executive positions. The CEO and President formulated recommendations and reviewed the rationale for each individual’s annual incentive award with the MDCC over a period of several weeks in the final stages of the year-end compensation process, culminating in approval in January 2010.

Similar to the CEO pay determination, individual annual incentive decisions for the other named executive officers were made in the context of each executive’s total compensation package, including base salary and the annualized initial value of any long-term incentive award opportunity. For this purpose, the portion of the long-term incentive award included in aggregate compensation was the initial value of the awards divided by the vesting period. The determination of annual incentive awards was also based on an assessment of individual contributions to BlackRock’s success throughout the year. Annual bonus decisions for executive officers below the CEO reflect a number of factors.

Mr. Kapito

As a member of the senior management group, Mr. Kapito’s compensation was established using the same considerations of business results as were used for the CEO. Consistent with the CEO’s bonus determination, Mr. Kapito’s annual bonus was unchanged from 2008 and he received a Partner Plan award of $4,000,000. The resulting aggregate annual compensation for Mr. Kapito of $19,398,400 was 26% higher than 2008.

Mr. Hallac

As a member of the senior management group, Mr. Hallac’s compensation was established using the same considerations of business results as were used for the CEO. Consistent with the CEO’s bonus determination, Mr. Hallac’s annual bonus was unchanged from 2008 and he received a Partner Plan award of $3,000,000. The resulting aggregate annual compensation for Mr. Hallac of $10,757,000 was 39% higher than 2008.

Ms. Wagner

As a member of the senior management group, Ms. Wagner’s compensation was established using the same considerations of business results as were used for the CEO. Consistent with the CEO’s bonus determination, Ms. Wagner’s annual bonus was unchanged from 2008 and she received a Partner Plan award of $3,500,000. The resulting aggregate annual compensation for Ms. Wagner of $9,532,000 was 58% higher than 2008.

Ms. Petach

Ms. Petach was paid a bonus of $1,550,000, in accordance with the terms of her offer letter from 2007. Her annual bonus was slightly lower than 2008 and she received a Partner Plan award of $1,750,000. In addition to her annual bonus and Partner Plan award, she received a cash payment of $550,000 pursuant to her letter agreement entered into at the time of her hire in 2007. Her aggregate annual compensation of $4,187,500 was 72% higher than 2008, excluding the additional cash payment.

Equity Award Practices

All grants of BlackRock equity awards are approved by the MDCC. For 2009, annual incentive awards, including Partner Plan awards, the value of the stock portion of the bonus was converted into restricted stock or restricted stock units by dividing this award value by the average of the high and low prices per share of common stock of BlackRock on the second trading day after BlackRock’s fourth quarter 2009 earnings release, which was January 29, 2010.

In recognition of the currently high level of direct ownership of BlackRock stock by its executive officers, BlackRock does not have explicit stock ownership guidelines.

Tax Implications

Section 162(m) of the Internal Revenue Code allows a federal income tax deduction for compensation exceeding $1 million paid to the CEO and certain other named executive officers if the payments are made under qualifying performance-based plans. All compensation paid to the named executive officers is intended to qualify as tax deductible under Section 162(m) of the Internal Revenue Code. The MDCC will, however, consider awarding compensation to named executive officers that is not fully deductible under Section 162(m) of the Internal Revenue Code in cases where it is determined to be in the best interest of the Company and shareholders to do so.

For 2009, annual incentive awards were made to the named executive officers pursuant to the Performance Plan. In February 2009, the MDCC established a maximum corporate incentive pool based on pre-incentive operating income, and through prescribed formulas, effectively set maximum annual incentive award amounts for each of the named executive officers in accordance with the Performance Plan. In determining the final annual incentive awards for each named executive officer, the MDCC exercised its discretion to pay less than the formula results, based on the criteria and factors discussed above, to arrive at the final amounts.

Report of the Management Development and Compensation Committee

The following is the MDCC report to stockholders. In accordance with the rules of the SEC, this report shall not be incorporated by reference into any of BlackRock’s future filings made under the Exchange Act or under the Securities Act, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

Management Development and Compensation Committee

Report on Executive Compensation for Fiscal Year 2009

The MDCC of BlackRock has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and recommends to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

MEMBERS OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

David H. Komansky, Chairman

Dennis D. Dammerman

James Grosfeld

Sir Deryck Maughan

Management Development and Compensation Committee Interlocks and Insider Participation

No member of the MDCC was, during the fiscal year, an officer or employee, formerly an officer or was involved in any related person transactions requiring disclosure in this Proxy Statement. No executive officer of BlackRock served (i) as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the MDCC of BlackRock, (ii) as a director of another entity, one of whose executive officers served on the MDCC of BlackRock, or (iii) as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of BlackRock.

Risk Analysis of Compensation Plan

The compensation program for BlackRock employees is structured to avoid providing incentives for excessive or unnecessary risk taking. In setting compensation, the MDCC considers the risks to BlackRock and to the achievement of BlackRock’s goals that may be inherent in the compensation program. A significant portion of employee compensation is performance-based and “at risk.” BlackRock believes that its compensation plans are appropriately structured and do not pose risks that are reasonably likely to have a material adverse effect on BlackRock.

The MDCC considers the following when evaluating whether employee compensation plans and policies encourage BlackRock employees to take unreasonable risks:

•	performance goals that are reasonable in light of past performance and market conditions;

•	longer-term expectations for earnings and growth;

•	the fact that the base salary component of the compensation program does not encourage risk taking because it is a fixed amount;

•

the stock portion of annual incentive awards to executive officers, which is the largest component of total annual compensation paid to executive officers, is paid in the form of restricted stock and/or restricted stock units, which only vest over time, and thus, depend on the performance of BlackRock as a whole and continue to be “at risk” until vesting and settlement in the future; and

•	the portion of bonuses paid as restricted stock and/or restricted stock units is determined using a sliding scale that allocates increasingly larger proportions as stock as bonus amounts increase.

One of BlackRock’s primary product tools is risk management and, while employees are compensated for strong performance in their management of client assets, they are required to manage risk within the risk profiles appropriate for BlackRock’s clients. Therefore, BlackRock employees are not rewarded for engaging in high-risk transactions outside of established parameters. BlackRock’s compensation practices do not provide undue incentives for short-term planning or short-term financial rewards, do not reward unreasonable risk and provide a reasonable balance between the many and substantial risks inherent within the business of investment management, risk management and advisory services. In addition, while BlackRock may make seed or co-investments in its various funds alongside clients, it is not involved in proprietary trading where there would be an incentive to put BlackRock assets at risk in order to generate short-term returns.

Summary of Compensation

The following Summary Compensation Table sets forth information concerning compensation provided by BlackRock for the years indicated to the Chief Executive Officer, the next three most highly compensated executive officers and the Chief Financial Officer during the year (collectively, the “named executive officers”).

2009 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4) (Fair Value of Awards)	Option Awards ($)(5) (Fair Value of Awards)	All Other Compen- sation ($)(6)	Total ($)
Laurence D. Fink	2009	$500,000	$9,050,000	$5,988,337	—	$321,079	$15,859,416
Chairman and Chief Executive Officer	2008	$500,000	$11,372,500	$8,403,388	—	$365,443	$20,641,331

	2007	$500,000	$16,150,000	$8,278,815	$16,714,971	$230,552	$41,874,338

Robert S. Kapito President	2009	$400,000	$7,010,200	$4,508,450	—	$31,005	$11,949,655
	2008	$400,000	$8,720,760	$6,443,017	—	$194,798	$15,758,575
	2007	$400,000	$12,361,800	$5,366,763	$9,636,969	$318,893	$28,087,425

Charles S. Hallac (1)	2009	$300,000	$3,475,000	$1,943,394	—	$11,500	$5,729,894
Vice Chairman

Susan L. Wagner (1) Vice Chairman	2009	$300,000	$2,612,500	$1,317,593	—	$11,500	$4,241,593

Ann Marie Petach (2)	2009	$450,000	$1,655,000	$404,226	—	$11,500	$2,520,726
Chief Financial Officer	2008	$450,000	$1,160,000	$789,514	—	$8,022	$2,407,536

(1)	Mr. Hallac and Ms. Wagner were not named executive officers in 2007 or 2008.
(2)	Ms. Petach was appointed chief financial officer on June 26, 2008, and was not a named executive officer in 2007.
(3)	These amounts represent the cash portion of annual bonuses for the respective periods awarded pursuant to the Performance Plan. To secure the deductibility of annual incentive awards (including cash bonuses) awarded to the named executive officers, each named executive officer’s total incentive award is awarded under the Performance Plan, which permits deductibility of compensation paid to the named executive officers under Section 162(m) of the Internal Revenue Code. Satisfaction of the performance criteria under the Performance Plan determines only the maximum amount of incentive compensation that may be awarded to named executive officers for the fiscal year. The amount of incentive compensation awarded to each named executive officer in January 2010 (for fiscal year 2009) was based on the criteria more fully described under the caption “Compensation Discussion and Analysis” and was less than the portion of the performance-based bonus pool available for awards to each named executive officer under the Performance Plan. The 2009 amount shown for Ms. Petach includes $550,000 that was paid upon reaching the second anniversary of her hire date in June 2009.

As described under the caption “Compensation Discussion and Analysis,” on January 29, 2010, Messrs. Fink, Kapito and Hallac, and Ms. Wagner and Ms. Petach were awarded restricted stock as part of their annual bonuses for the 2009 fiscal year. These awards had grant date values of $8,100,000, $6,060,200, $2,525,000, $1,662,500 and $445,000, respectively, based on the average of the high and low prices per share of BlackRock common stock on January 29, 2010, of $218.735. Additionally, Messrs. Fink, Kapito and Hallac, and Ms. Wagner and Ms. Petach received Partner Plan awards of restricted stock with grant date values of $5,000,000, $4,000,000, $3,000,000, $3,500,00 and $1,750,000,

respectively, based on the average of the high and low prices per share of BlackRock common stock on January 29, 2010, of $218.735. The value of the awards made on January 29, 2010 is not reflected in this Summary Compensation Table pursuant to SEC regulations.

(4)	Reflects the fair value of awards made during each calendar year as measured by BlackRock’s closing stock price on the date of grant in accordance with Accounting Standards Codification 718 Stock Compensation (“ASC 718”). No assumptions were used in this calculation.
(5)	Reflects the fair value of awards made during each calendar year as measured by BlackRock’s closing stock price on the date of grant. In accordance with ASC 718, stock options were valued at their original grant date using a modified Black-Scholes valuation model using the following assumptions for options granted in 2007: exercise price—$167.76, volatility—24.590, risk free interest rate—4.8%, assumed option term—7.335 years, and dividend yield—1.0 to 4.44%.
(6)	In 2009, $278,179 was attributable to personal use by Mr. Fink of aircraft services that BlackRock obtained from a third party supplier, and this amount reflects the incremental cost to BlackRock to obtain the aircraft services, net of amounts reimbursed by the executive officer. For Mr. Fink, $31,400 was attributable to the incremental cost to BlackRock of providing car service for personal use. For Mr. Kapito, $19,505 was attributable to financial planning services. For each of the named executive officers, $11,500 was attributable to contributions made by BlackRock under its defined contribution (401(k)) plan in 2009.
No Nonqualified Deferred Compensation Earnings were determined to be above-market. None of the named executive officers participate in any BlackRock defined benefit pension plans.

2009 Grants of Plan-Based Awards

The following table sets forth information concerning non-equity and equity incentive plan-based compensation provided by BlackRock in 2009 to our named executive officers.

Name	Grant Date(1)	Date of Committee Action	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards(3)
Laurence D. Fink	1/23/2009	1/19/2009	53,539	$5,988,337
Robert S. Kapito	1/23/2009	1/19/2009	40,308	$4,508,450
Charles S. Hallac	1/23/2009	1/19/2009	17,375	$1,943,394
Susan L. Wagner	1/23/2009	1/19/2009	11,780	$1,317,593
Ann Marie Petach	1/23/2009	1/19/2009	3,614	$404,226

(1)	Dates shown are the dates on which approved award values were converted to a number of restricted stock units based on the average of the high and low price of BlackRock common stock on the applicable date.
(2)	The January 23, 2009 awards represent grants of restricted stock units awarded to each of the named executive officers as part of their 2008 bonus awards. These restricted stock units vest one-third on each anniversary of January 31, 2009. Voting rights do not attach to restricted stock units, but the restricted stock units accrue dividend equivalents equal to dividends paid on shares of our common stock. Such dividend equivalents will be paid at the time of settlement.
(3)	Amounts reflected represent the fair value of grants made in January 2009, based on the closing price of $111.85 per share of BlackRock common stock on January 23, 2009 in accordance with ASC 718. These grants represent the stock portion of the annual bonuses attributable to the 2008 fiscal year. No assumptions were used in this calculation.

2009 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding option awards and unvested stock awards held by our named executive officers as of December 31, 2009.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexer- cised Options Exercis- able (#)	Number of Securities Underlying Unexercised Options Unexercis- able (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Laurence D. Fink	10/15/2002	500,000	—	—	$37.36	10/15/2012	—	—	—	—
	1/31/2007	—	—	364,313	$167.76	1/31/2017	—	—	—	—
	1/25/2007	—	—	—	—	—	16,262	$3,776,036	—	—
	1/22/2008	—	—	—	—	—	27,598	$6,408,256	—	—
	1/23/2009	—	—	—	—	—	53,539	$12,431,756	—	—

Robert S. Kapito	10/15/2002	175,000	—	—	$37.36	10/15/2012	—	—	—	—
	1/31/2007	—	—	210,109	$167.76	1/31/2017	—	—	—	—
	1/25/2007	—	—	—	—	—	10,542	$2,447,852	—	—
	1/22/2008	—	—	—	—	—	21,160	$4,913,352	—	—
	1/23/2009	—	—	—	—	—	40,308	$9,359,518	—	—

Charles S. Hallac	10/15/2002	75,000	—	—	$37.36	10/15/2012	—	—	—	—
	1/31/2007	—	—	126,087	$167.76	1/31/2017	—	—	—	—
	1/25/2007	—	—	—	—	—	2,024	$469,973	—	—
	1/31/2007	—	—	—	—	—	—	—	8,893	$2,064,955
	1/22/2008	—	—	—	—	—	5,466	$1,269,205	—	—
	1/23/2009	—	—	—	—	—	17,375	$4,034,475	—	—

Susan L. Wagner	12/15/2000	25,000	—	—	$43.31	12/15/2010	—	—	—	—
	10/15/2002	90,000	—	—	$37.36	10/15/2012	—	—	—	—
	1/31/2007	—	—	126,087	$167.76	1/31/2017	—	—	—	—
	1/25/2007	—	—	—	—	—	2,063	$479,029	—	—
	1/31/2007	—	—	—	—	—	—	—	8,893	$2,064,955
	1/22/2008	—	—	—	—	—	5,935	$1,378,107	—	—
	1/23/2009	—	—	—	—	—	11,780	$2,735,316	—	—

Ann Marie Petach	7/27/2007	—	—	—	—	—	—	—	8,369	$1,943,282
	1/22/2008	—	—	—	—	—	670	$155,574	—	—
	7/31/2008	—	—	—	—	—	—	—	4,150	$963,630
	1/23/2009	—	—	—	—	—	3,614	$839,171	—	—

(1)	Amounts reflect long-term incentive plan option or restricted stock unit awards that vest on September 29, 2011 and are subject to achievement of a performance hurdle requiring either (i) earnings per share on a GAAP basis of $5.20 in 2009, $5.52 in 2010 or $5.85 in 2011, or (ii) a compound annual growth rate in GAAP earnings per share better than the median for BlackRock’s peer group in any of the following periods: 2006 through 2009, 2006 through 2010, or 2006 through 2011. The performance hurdle was satisfied based on the achievement of diluted earnings per share on a GAAP basis of $6.11 in 2009.
(2)

Amounts reflect restricted stock units granted as part of year-end annual incentive awards that vest in equal increments on the third anniversary of January 31, 2007, in the case of the awards granted on

January 25, 2007, the second and third anniversaries of January 31, 2008, in the case of the awards granted on January 22, 2008 and the first, second and third anniversaries of January 31, 2009, in the case of the awards granted on January 23, 2009.

(3)	Amounts reflected represent the year-end value of share or unit awards, based on the closing price of $232.20 per share of BlackRock common stock on December 31, 2009.

2009 Option Exercises and Stock Vested

The following table sets forth information concerning the number of shares acquired and the value realized by our named executive officers during the fiscal year ended December 31, 2009 on the exercise of options or the settlement of restricted stock and restricted stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Laurence D. Fink	50,000	$5,087,480	40,004	$4,352,435
Robert S. Kapito	50,000	$5,115,000	26,093	$2,838,918
Charles S. Hallac	50,000	$7,336,500	7,112	$773,786
Susan L. Wagner	12,500	$2,359,625	7,313	$795,654
Ann Marie Petach	—	—	335	$36,448

(1)	Based on share price on exercise date and prior to tax withholding.
(2)	Value realized reflects the closing price of $108.80 per share of BlackRock common stock on January 30, 2009 for awards vesting on January 31, 2009.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Laurence D. Fink	—	—	$442,303	—	$2,809,423
Robert S. Kapito	—	—	$21,684	—	$172,583
Charles S. Hallac	—	—	$19,093	—	$111,943
Susan L. Wagner	—	—	$2,191	—	$10,107
Ann Marie Petach	—	—	—	—	—

(1)	Includes earnings on balances in the VDCP.

Voluntary Deferred Compensation Plan

Effective January 2002, BlackRock adopted the VDCP, which allows participants to elect to defer between 1% and 100% of their annual incentive compensation not mandatorily deferred under another arrangement. Elections to defer must be made no later than June 30 of the year for which the bonus is paid. The participants must specify a deferral period of one, three, five or ten years. Deferred amounts are held by BlackRock as unsecured assets and participants may, from time-to-time, elect to have their deferred account credited with future investment returns from among 13 benchmark funds. The benchmark investments available for the named executive officers are the same as those for all other participants. Deferred amounts and any benchmark returns are immediately vested under the VDCP.

2009 Payments Upon Termination

As described previously, the named executive officers do not have employment, severance or change of control agreements with BlackRock. If any of the named executive officers terminate employment with BlackRock, certain of their outstanding restricted stock units may be subject to accelerated vesting and payment, the exercise periods of outstanding options may be shortened and VDCP balances will be paid, in each case as described below.

Restricted Stock Unit Awards Granted as Part of Annual Incentive Award

There are no change of control provisions associated with outstanding restricted stock unit awards. The values of such awards as of December 31, 2009 are reflected in the 2009 Outstanding Equity Awards at Fiscal Year-End Table. The restricted stock unit awards granted to our named executive officers may be subject to accelerated vesting and settlement as follows:

•	In the case of death, such awards will vest and be settled immediately.

•

In the event of total disability or involuntary termination not for cause, such awards will continue to vest and be settled in accordance with their original grant terms for one year following a trigger event. At the one year anniversary of the triggering event, all remaining unvested and unsettled awards would vest and be settled; provided, that the named executive officer has complied with covenants agreed to upon hire and contained within the equity grant agreement.

•

In the event of a qualified retirement, awards will continue to vest and be settled in accordance with their original grant terms for one year following the qualified retirement. At the one year anniversary of the qualified retirement, all remaining unvested and unsettled awards will vest and be paid; provided, that the named executive officer has complied with covenants agreed to upon hire and contained within the equity grant agreement. Qualified retirement refers to the voluntary termination of employment with a combined age and length of service totaling 65, a minimum age of 55, a minimum of three year’s service and one-year’s advance written notice of the intention to retire. As of December 31, 2009, Mr. Fink was the only named executive officer eligible for qualified retirement and he has not provided any notice of an intention to retire.

•	In the event of voluntary termination in the absence of qualified retirement or in the case of a termination for cause, unvested awards will be forfeited.

Long-Term Incentive Awards

There are no change of control provisions associated with the LTIP Awards or of stock options (the “LTIP Options”).

The LTIP Awards granted to our named executive officers may be subject to accelerated vesting and settlement as follows:

•	In the case of death, such awards will vest and be settled immediately.

•

In the event of total disability, such awards will continue to vest and be settled in accordance with their original grant terms for one year following the trigger event and at the one year anniversary of the triggering event all remaining unvested and unsettled awards would vest and be settled; provided, that the named executive officer has complied with covenants agreed to upon hire and contained within the equity grant agreement.

•	In the event of a qualified retirement or involuntary termination not for cause, a pro-rated portion of the remaining and unsettled awards would vest and be settled at the one year anniversary of the triggering event. The pro-ration would be based upon the number of months from the date of the pricing of the award to the triggering event divided by 56, the number of months from the date of the pricing of the award to September 29, 2011; provided, that the named executive officer has complied with covenants agreed to upon hire and contained within the equity grant agreement. Any restricted stock units awarded that had not vested prior to the triggering event and will not vest as a result of the pro-rata calculation are immediately forfeited. Qualified retirement refers to the voluntary termination of employment with a combined age and length of service totaling 65, a minimum age of 55, a minimum of three year’s service and one-year’s advance written notice of the intention to retire. As noted above, as of December 31, 2009, Mr. Fink was the only named executive officer eligible for qualified retirement and he has not provided any notice of an intention to retire.

•	In the event of voluntary termination in the absence of qualified retirement or in the case of a termination for cause, unvested awards are forfeited.

The LTIP Options granted to our named executive officers may be subject to accelerated vesting as follows:

•

In the case of death, all outstanding options not yet exercisable shall vest, since all applicable performance goals have been satisfied, on the date of the trigger event, and shall remain exercisable for one year from the date of such vesting.

•

In the event of total disability, all outstanding options that were otherwise exercisable as of the trigger event shall remain exercisable for three years following the trigger event. All unvested options shall continue to vest in accordance with their original grant terms for one year following the trigger event and at the one year anniversary of the trigger event all remaining unvested options would vest, and shall remain exercisable for three years following the trigger date; provided, that the named executive officer has complied with covenants agreed to upon hire and contained within the equity grant agreement.

•

In the event of a qualified retirement, a pro-rata portion of the unvested options, with the pro-ration based upon the number of months from the grant date of the options to the trigger date divided by 56, shall vest upon the earlier of the vesting date of the options or the first anniversary of the trigger date, and shall remain exercisable for three years following the trigger date; provided, that the named executive officer has complied with covenants contained within the equity grant agreement or otherwise agreed to. Any options awarded that had not yet become exercisable prior to the triggering event and will not become exercisable as a result of the pro-rata calculation will terminate immediately as of the trigger date.

•

In the event of an involuntary termination not for cause, a pro-rata portion of the unvested options, with the pro-ration based upon the number of months from the grant date of the options to the trigger date divided by 56, shall vest upon the earlier of the vesting date of the options or the first anniversary of the trigger date, and shall remain exercisable for 90 days following the date the options become exercisable; provided, that the named executive officer has complied with covenants agreed to upon hire and contained within the equity grant agreement. Any options awarded that have not yet become exercisable prior to the triggering event and will not become exercisable as a result of the pro-rata calculation will terminate immediately as of the trigger date.

•

In the event of voluntary termination in the absence of qualified retirement, any options that have vested prior to the trigger date shall be exercisable for 90 days following the trigger date, and any options that had not vested prior to the trigger date shall be forfeited as of the trigger date.

•	In the event of a termination for cause, the option award shall terminate upon the trigger event, whether the options are exercisable or not.

Notwithstanding the described treatment above, in no case are the options exercisable after their stated expiration date.

Other Options

All stock options granted to named executive officers prior to 2007 became fully vested and are exercisable for the remainder of their 10-year term unless termination of employment occurs before the award is exercised. The values of the options granted in connection with these awards, along with all other outstanding options as of December 31, 2009 are reflected in the 2009 Outstanding Equity Awards at Fiscal Year-End table. In the event employment is terminated during the term of any of these options before it is exercised, the option exercise period is shortened as follows:

•	In the event of retirement or disability, the named executive officer may exercise the award for up to three years.

•	In the event of death, the named beneficiary or estate may exercise the award for up to one year.

•	In the event of voluntary termination for other than retirement or disability or involuntary termination for other than cause, the named executive officer may exercise the award for up to 90 days.

•	In the event of termination for cause, awards are terminated as of such date.

•	Notwithstanding the described treatment above, in no case are stock options exercisable after their stated expiration date.

Deferred Compensation

Balances credited to named executive officers under the VDCP are vested at the time of deferral. All balances for the named executive officers as of December 31, 2009 are reflected in the Nonqualified Deferred Compensation Table. Upon termination of employment, any VDCP plan balances will be paid to employees.

2009 Director Compensation

The table below sets forth the compensation provided by BlackRock in 2009 to our directors who are not employees of BlackRock or designees of Merrill Lynch, PNC or Barclays. Directors in 2009 who were also employees of BlackRock or designees of Merrill Lynch, PNC or Barclays are not listed in the table because they did not receive compensation for serving as directors or committee members. Directors who are not employees of BlackRock or designees of Merrill Lynch, PNC or Barclays each receive an annual retainer of $75,000 per year, an annual restricted stock unit grant with a fair value of $100,000 on the last day of the first quarter and are reimbursed for reasonable travel and related expenses. Stock is delivered with respect to the annual restricted stock unit grant on the earlier of (i) the third anniversary of the date of grant and (ii) the date such director ceases to be a member of the Board of Directors. In addition, the Chairman of the Audit

Committee receives an additional annual retainer of $15,000, and each director who serves as a member of the Audit Committee receives an additional annual retainer of $10,000. The Chairman of the MDCC receives an additional annual retainer of $10,000, and each director who serves as a member of the MDCC receives an additional annual retainer of $7,500. The Chairman of the Nominating and Governance Committee receives an additional annual retainer of $5,000, and each director who serves as a member of the Nominating and Governance Committee receives an additional retainer of $2,500. Further, each director receives $1,500 for participation in a meeting of the Board of Directors and $1,000 for participation in a meeting of the Audit, Management Development and Compensation or Nominating and Governance Committees.

Each director who receives compensation will receive at least $25,000 of his or her annual retainer in the form of common stock valued at fair market value. In addition, each director who receives compensation may elect to receive common stock valued at fair market value in lieu of all or a portion of this compensation in excess of $25,000. As indicated below, substantially all of the directors elected to take common stock in lieu of cash payments.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)
Abdlatif Yousef Al-Hamad	—	$197,256	$197,256
Mathis Cabiallavetta	$86,669	$143,462	$230,131
Dennis D. Dammerman	—	$245,631	$245,631
Kenneth B. Dunn	—	$227,631	$227,631
Murry S. Gerber	—	$231,131	$231,131
James Grosfeld	—	$228,131	$228,131
David H. Komansky	$97,501	$125,130	$222,631
Sir Deryck Maughan	—	$220,001	$220,001
Thomas H. O’Brien	—	$211,131	$211,131
Linda Gosden Robinson	$54,250	$154,381	$208,631

(1)	Includes the annual restricted stock unit grants to each director of 770 restricted stock units of BlackRock with a fair value of $100,131, except for the grant to Sir Deryck Maughan who received 769 restricted stock units with a fair value of $100,001. The number of restricted stock units granted was based on the closing stock price on March 31, 2009 of $130.04 per share and the awards were outstanding at year end. The entire expense for these awards was recorded on the date of grant.
(2)	Includes the shares of common stock granted on March 31, June 30, September 30 and December 31, 2009, respectively, based on closing market prices on such dates of $130.04, $175.42, $216.82 and $232.20, respectively, awarded in respect of Board annual retainer and meeting fees. The entire expense for these awards was recorded on the date of grant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, Section 16 officers and persons who own more than 10% of a registered class of BlackRock’s equity securities, to file reports of holdings of, and transactions in, BlackRock shares with the SEC and the NYSE. To the best of BlackRock’s knowledge, based solely on copies of such reports and representations from these reporting persons, we believe that in 2009, our directors, Section 16 officers and 10% holders met all applicable SEC filing requirements, except that Bank of America filed 21 Form 4s late reporting 149 transactions made by its wholly-owned subsidiary Merrill Lynch, Pierce, Fenner & Smith Incorporated, a broker-dealer and subsidiary of Bank of America, to correct errors in connection with client trades in BlackRock common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Bank of America and its Subsidiaries

On September 29, 2006, Merrill Lynch contributed the entities and assets that constituted its investment management business, MLIM, to BlackRock in exchange for common and non-voting preferred stock such that immediately after such closing Merrill Lynch held approximately 45.0% of BlackRock’s common stock outstanding and an economic ownership of approximately 49.3% on a fully diluted basis. On January 1, 2009, Bank of America acquired Merrill Lynch. In connection with this transaction, BlackRock entered into exchange agreements with each of Merrill Lynch and PNC pursuant to which each agreed to exchange a portion of the BlackRock common stock it held for an equal number of shares of non-voting convertible preferred stock. Merrill Lynch exchanged (i) 49,865,000 shares of BlackRock’s common stock for a like number of shares of BlackRock’s Series B Preferred Stock and (ii) 12,604,918 shares of BlackRock’s Series A Preferred Stock for a like number of shares of Series B Preferred Stock. As of March 31, 2010, Bank of America/Merrill Lynch owned approximately 3.6% of BlackRock’s voting common stock and 33.8% of BlackRock’s total capital stock outstanding.

Sallie L. Krawcheck, President of Global Wealth & Investment Management for Bank of America, and Mark D. Linsz, Corporate Treasurer of Bank of America, serve as directors of BlackRock.

Global Distribution Agreement with Merrill Lynch

On September 29, 2006, BlackRock entered into a global distribution agreement with Merrill Lynch. This agreement was amended and restated on July 16, 2008 and all descriptions of the agreement in this Proxy Statement reflect the agreement as amended and restated. The global distribution agreement provides a framework under which Merrill Lynch distributes BlackRock’s investment advisory products (including those of the former MLIM business). The total amount expensed by BlackRock during 2009 relating to Merrill Lynch distribution and servicing of products covered by the global distribution agreement, including mutual funds, separate accounts, liquidity funds, alternative investments and insurance products, was approximately $336.7 million. In addition, BlackRock recorded other revenue of $3.9 million related to fees for certain Merrill Lynch products pursuant to the global distribution agreement.

Pursuant to the global distribution agreement, Merrill Lynch has agreed to cause each of its distributors to continue distributing BlackRock covered products and covered products of the former MLIM business that it distributed as of July 16, 2008 on the same economic terms as were in effect on July 16, 2008 or as the parties otherwise agree. For new covered products introduced by BlackRock to Merrill Lynch for distribution that do not fall within an existing category, type or platform of covered products distributed by Merrill Lynch, the Merrill Lynch distributors must be offered the most favorable economic terms offered by BlackRock to other distributors of the same product. If a covered product that does not fall within an existing category, type or platform of covered products distributed by Merrill Lynch becomes part of a group or program of similar products distributed by the Merrill Lynch distributors, some of which are sponsored by managers other than BlackRock, the economic terms offered by Merrill Lynch distributors to BlackRock for the distribution of such covered products must be at least as favorable as the most favorable economic terms to which any such product is entitled. The economic terms of all covered products distributed by Merrill Lynch will remain in effect until at least January 1, 2014. The initial term of the global distribution agreement expires on January 1, 2014, and the agreement will renew for one additional three-year term, subject to certain conditions and, thereafter, for such annual or other periods as the parties may agree.

Sales Incentive Restrictions

Merrill Lynch may not, and must cause its distributors not to, provide its sales force with economic incentives for the sale of products that compete with covered products of BlackRock that are any greater than the sales incentives provided to the BlackRock covered products. However, no Merrill Lynch distributor is prohibited from selling products that provide for different rates of sales load, or placement, Rule 12b-1 or other related fees.

Product Availability

During the term of the global distribution agreement, BlackRock must permit each Merrill Lynch distributor to distribute covered products of the former MLIM business, on a basis not less favorable than they were distributed by such Merrill Lynch distributor prior to BlackRock’s acquisition of MLIM or as the parties otherwise agree. For any other covered product in which a Merrill Lynch distributor expresses an interest to BlackRock, upon request of such distributor, BlackRock must use all commercially reasonable efforts to cause each such Merrill Lynch distributor to have the right to distribute such products on a basis not less favorable than that on which any Merrill Lynch distributor distributed comparable covered products of the former MLIM business in the channel in question or other products that would generally be viewed as competitive with such covered products.

New Products

Merrill Lynch must, upon notice from BlackRock, subject to applicable law, standards and practices, use all commercially reasonable efforts to provide distribution services and access to Merrill Lynch distributors for any new covered product on terms in accordance with the global distribution agreement. However, neither Merrill Lynch nor any Merrill Lynch distributor may require BlackRock to offer any new covered products, or limit BlackRock from developing or launching any new covered products.

Transition Services Agreement with Merrill Lynch

On September 29, 2006, BlackRock entered into a transition services agreement with Merrill Lynch and its controlled affiliates to allow BlackRock to transition from relying on Merrill Lynch for various functions for the former MLIM business to using BlackRock’s own systems and to allow Merrill Lynch to transition from relying on the former MLIM business for various functions to using Merrill Lynch’s own systems. The services provided in the 12 months prior to September 29, 2006 continue to be provided at the same general standard of service as they were provided prior to September 29, 2006, until such time as the service recipient is able to provide such services (or a substitute) on its own. The pricing for such services is required to be consistent with historical practices. BlackRock also entered into a similar arrangement separately with a U.K. subsidiary of Merrill Lynch. The total amount expensed by BlackRock for transition services payable to Merrill Lynch in 2009 was $3.9 million.

Other Transactions with Bank of America and its Subsidiaries

In addition to the arrangements set forth pursuant to the global distribution agreement and transition services agreement, BlackRock provides investment advisory and administration services to Merrill Lynch and certain other Bank of America subsidiaries and separate accounts for a fee based on AUM. The amount of investment advisory and administration fees earned from Merrill Lynch and other Bank of America subsidiaries in relation to these services in 2009 totaled $48.2 million.

On December 7, 2009, BlackRock entered into an underwriting agreement with Barclays Capital Inc., Banc of America Securities LLC and two other financial institutions, as representatives of the several underwriters listed therein, pursuant to which BlackRock agreed to sell to the underwriters $2.5 billion aggregate principal amount of its 2.25% Notes due 2012, 3.50% Notes due 2014 and 5.00% Notes due 2019, for resale by the underwriters. The offering resulted in net proceeds to BlackRock of approximately $2.485 billion. Banc of America Securities LLC received fees of approximately $800,000 from this transaction.

On October 14, 2009, BlackRock entered into a commercial paper program under which BlackRock may issue unsecured commercial paper notes on a private placement basis up to a maximum aggregate amount outstanding at any time of $3 billion. Barclays Capital Inc., Banc of America Securities LLC and two other financial institutions are dealers under the program and may, pursuant to their respective commercial paper dealer agreements with BlackRock, either purchase from BlackRock or arrange for the sale by BlackRock of notes pursuant to an exemption from federal and state securities laws.

On August 22, 2007, BlackRock entered into a five-year $2.5 billion unsecured revolving credit facility with a syndicate of lenders. The borrowing capacity may be increased to $3 billion with lender credit approval. Bank of America is a lender under this facility, with a commitment of $140 million based on $2.5 billion total commitments under the facility as of March 31, 2010. BlackRock had $100 million outstanding under the facility as of March 31, 2010.

On December 1, 2009, BlackRock entered into a 364-day $2.0 billion unsecured revolving credit facility with a group of lenders, including an affiliate of Bank of America. This facility was terminated on December 15, 2009 and BlackRock has no remaining obligations under this facility. Bank of America received fees and interest of approximately $170,000 pursuant to this facility.

BlackRock incurred expenses of $1.6 million for launch costs to Merrill Lynch for new closed-end funds in 2009.

In connection with the MLIM Transaction, Merrill Lynch agreed to provide reimbursement to BlackRock for employee incentive awards issued to former MLIM employees who became BlackRock employees. Reimbursements will amount to 50% of the total amount of awards to former MLIM employees between $100 million and $200 million. Through January 2010, BlackRock had issued total eligible incentive compensation to qualified employees in excess of $200 million and is in the process of seeking reimbursement from Merrill Lynch for an appropriate portion of these awards. In August 2009, Merrill Lynch reimbursed $25 million to BlackRock pursuant to this agreement.

In 2009, BlackRock paid $32.4 million to Merrill Lynch and affiliates related to sales commissions for certain distribution financing arrangements to receive certain cash flows from sponsored open-end mutual funds sold without a front-end sales charge. Such sales commissions are capitalized by BlackRock at the time of payment and are subsequently amortized over periods ranging from one to six years.

In addition, BlackRock incurred expenses of $9.6 million for transfer agent services provided by Merrill Lynch for certain international products and paid $2.1 million for referrals of certain retail and institutional clients in 2009. BlackRock also incurred expenses for marketing and promotional activities with Merrill Lynch, primarily joint training sessions, of $2.0 million in 2009.

BlackRock and Merrill Lynch have also entered into a marketing initiative to share certain fees related to services provided by BlackRock’s transition management team. Pursuant to these arrangements, $8.7 million was due to BlackRock from Merrill Lynch in 2009, offset by $300,000 due to Merrill Lynch.

BlackRock provides risk management analytic advisory services to Merrill Lynch for which it received an annual fee of $1.7 million in 2009.

An affiliate of Bank of America acts as administrator for BlackRock’s retirement savings plan.

In the ordinary course of business, Bank of America and its subsidiaries provide additional distribution and marketing support services to BlackRock in order to promote the sale of its funds.

Transactions between BlackRock Funds and Client Accounts and Bank of America and its Subsidiaries

From time-to-time in the ordinary course of our business, acting predominantly as agent for its clients, BlackRock effects transactions in securities and other financial assets with Bank of America and its subsidiaries. The amount of compensation or other value received by Bank of America in connection with those transactions is dependent on the capacity in which it participates in each of them, as principal or agent for other principals, and the type of security or financial asset involved. Bank of America or its subsidiaries may also act as the underwriter of securities purchased by BlackRock managed funds and accounts. For transactions in equity securities in which Bank of America or its subsidiaries acts as a broker for BlackRock, a transaction commission is normally charged. The estimated amount of gross commissions generated in favor of Bank of America in 2009 was approximately $22.3 million. Fixed income and certain other securities and financial assets are typically not traded on a commission basis. The estimated value of the notional amount involved in fixed income trading transactions with Bank of America and its subsidiaries in 2009 was approximately $68.4 billion, excluding cash transactions, swaps, rolls, foreign exchange trades and futures transactions.

Bank of America and its affiliates also act from time-to-time in the ordinary course of business as the prime clearing broker for certain of BlackRock’s hedge funds and funds of funds. Additionally, Bank of America or its subsidiaries may from time-to-time in the ordinary course of business make loans to funds or separately managed accounts or commit to make future loans on substantially the same terms as those prevailing at the time for comparable loans to third parties and may enter into caps, hedges or swaps in connection with such loans. BlackRock may be an investor in or co-investor alongside these funds and accounts.

Merrill Lynch and certain other Bank of America affiliates (together with affiliates of Wachovia Corporation) were co-arrangers of the permanent financing to the funds that acquired the Peter Cooper Village and Stuyvesant Town apartment complex in New York City in November 2006. As of December 31, 2009, approximately $4.4 billion of this financing, including a $3.0 billion senior loan and mortgage, remained outstanding. As of December 31, 2009, BlackRock owned a 50% interest in the general partner of the funds and had also made a minority equity investment in the funds. These financings were established in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable loans. Following a default on such financing in January 2010, the special servicer representing the senior lenders of this financing commenced an action to foreclose the senior loan and mortgage on February 16, 2010. Such foreclosure would, upon completion, eliminate the interest of the funds in the apartment complex.

BlackRock products and client accounts also enter into a variety of other arrangements with Bank of America and its affiliates on an arm’s length basis in the ordinary course of business. Such arrangements include, but are not limited to, serving as custodian or transfer agent or providing principal protection warranties as well as book value protection and co-administration, sub-administration, fund accounting, networking, leases of office space to Bank of America or its subsidiaries, bank account arrangements, derivative transactions, letters of credit, securities lending, distribution, loan servicing and other administrative services for BlackRock-managed funds and accounts. In certain instances, the fees that may be incurred by BlackRock funds or other products are capped at a fixed amount. In certain cases, BlackRock may be responsible for payment of fees incurred in excess of such caps and such amounts would be reflected in the fees for administrative services described above. Additionally, Bank of America or its subsidiaries or affiliates may invest in BlackRock funds or other products or buy or sell assets to or from BlackRock funds and separate accounts.

Transactions with PNC and its Subsidiaries

As indicated above, in connection with Bank of America’s acquisition of Merrill Lynch on January 1, 2009, BlackRock entered into exchange agreements with each of Merrill Lynch and PNC pursuant to which each agreed to exchange a portion of the BlackRock common stock it held for an equal number of shares of non-voting convertible preferred stock. PNC exchanged (i) 17,872,000 shares of the common stock for a like number of shares of Series B Preferred Stock and (ii) 2,889,467 shares of common stock for a like number of shares of BlackRock’s Series C Preferred Stock.

On December 1, 2009, BlackRock acquired all of the outstanding equity interests of the BGI business from Barclays and, in connection with the financing of this acquisition, BlackRock issued 3,556,188 shares of Series D Preferred Stock to PNC at a price of $140.60 per share. By its terms, the Series D Preferred Stock was automatically converted to an equal number of shares of Series B Preferred Stock on January 31, 2010. As of March 31, 2010, PNC owned approximately 35.0% of BlackRock’s voting common stock and 24.2% of BlackRock’s total capital stock outstanding.

James E. Rohr, the Chairman and Chief Executive Officer of PNC, and William S. Demchak, Senior Vice Chairman of PNC, serve as directors of BlackRock.

BlackRock provides investment advisory and administration services to certain PNC subsidiaries and separate accounts for a fee based on AUM. The amount of investment advisory and administration fees earned from PNC and its affiliates in relation to these services in 2009 totaled $4.3 million.

BlackRock provides risk management advisory services to PNC’s corporate and line of business asset/liability management committees for which it received an annual fee of $7.4 million for 2009. BlackRock also recorded revenue of $2.6 million related to non-discretionary trading services, $800,000 for bookkeeping services provided to PNC for trade data on a certain liquidity fund account and $500,000 for certain advisory valuation services.

BlackRock paid $7.7 million to PNC affiliates in 2009 for referrals of certain retail and institutional clients. BlackRock incurred expenses of $11.3 million for fund administration and distribution services provided by PNC and its subsidiaries in 2009.

Tax Arrangements with PNC

On October 6, 1999, PNC and BlackRock entered into a tax disaffiliation agreement that sets forth each party’s rights and obligations with respect to income tax payments and refunds for taxable periods before and after the completion of BlackRock’s initial public offering on that date and also addresses related matters such as the filing of tax returns and the conduct of audits or other proceedings involving claims made by taxing authorities. As a result of the tax disaffiliation agreement, BlackRock may be responsible for its share of additional tax for unaudited tax years which may be subsequently challenged by taxing authorities.

BlackRock has filed its own consolidated federal income tax returns since its initial public offering in 1999. For the periods from 1999 through September 29, 2006, BlackRock filed selected state and municipal income tax returns with one or more PNC subsidiaries on a combined or unitary basis. BlackRock has not filed state or municipal income tax returns with PNC subsidiaries on a combined or unitary basis for tax periods beginning after September 29, 2006.

When BlackRock was included in a group’s combined or unitary state or municipal income tax filing with PNC subsidiaries, BlackRock’s share of the liability generally was based upon an allocation to BlackRock of a percentage of the total tax liability based upon BlackRock’s level of activity in such state or municipality.

Transactions between BlackRock Funds and Client Accounts and PNC and its Subsidiaries

From time-to-time in the ordinary course of our business, acting predominantly as agent for its clients, BlackRock effects transactions in securities and other financial assets with PNC and its subsidiaries. The amount of compensation or other value received by PNC in connection with those transactions is dependent on the capacity in which it participates in each of them, as principal or agent for other principals, and the type of security or financial asset involved. PNC may also act as the underwriter of securities purchased by BlackRock managed funds and accounts. We principally engage in fixed income transactions with PNC, which are typically not traded on a commission basis. The estimated value of the notional amount involved in fixed income trading transactions with PNC and its subsidiaries in 2009 was approximately $6.3 billion, excluding cash transactions, swaps, rolls, foreign exchange trades and futures transactions.

PNC may from time-to-time in the ordinary course of business make loans to funds or separately managed accounts or commit to make future loans on substantially the same terms as those prevailing at the time for comparable loans to third parties and may enter into caps, hedges or swaps in connection with such loans. BlackRock may be an investor in or co-investor alongside these funds and accounts. BlackRock products and client accounts also enter into a variety of other arrangements with PNC and its subsidiaries on an arm’s length basis in the ordinary course of business. Such arrangements include, but are not limited to, serving as custodian or transfer agent or providing principal protection warranties as well as book value protection and co-administration, sub-administration, fund accounting, networking, leases of office space to PNC or its subsidiaries, bank account arrangements, derivative transactions, letters of credit, securities lending, loan servicing and other administrative services for BlackRock-managed funds and accounts. In certain instances, the fees that may be incurred by BlackRock funds or other products are capped at a fixed amount. In such cases, BlackRock may be responsible for payment of fees incurred in excess of such caps and such amounts would be reflected in the fees for administrative services described above. Additionally, PNC or its subsidiaries or affiliates may invest in BlackRock funds or other products or buy or sell assets to or from BlackRock funds and separate accounts.

Transactions with Barclays and its Subsidiaries

On December 1, 2009, BlackRock acquired all of the outstanding equity interests of the BGI business from Barclays Bank in exchange for (i) $6.65 billion in cash; (ii) 3,031,516 shares of BlackRock common stock; (iii) 26,888,001 shares of BlackRock’s Series B Preferred Stock; and (iv) 7,647,254 shares of BlackRock’s Series D Preferred Stock. By its terms, the Series D Preferred Stock issued to Barclays Bank automatically converted to an equal number of shares of Series B

Preferred Stock on January 31, 2010. As of March 31, 2010, Barclays Bank owned approximately 4.7% of BlackRock’s voting common stock and 19.6% of BlackRock’s total capital stock outstanding.

Robert E. Diamond, Jr., President of Barclays and John S. Varley, the Group Chief Executive of Barclays, serve as directors of BlackRock.

Transition Services Agreement with Barclays

On December 1, 2009, BlackRock entered into a transition services agreement with Barclays Bank to allow BlackRock to transition the BGI business from relying on Barclays for various functions to using BlackRock’s own systems, and to allow Barclays to transition from relying on the BGI business for various functions to using Barclays’ own systems. The services provided pursuant to the Barclays transition services agreement continue to be provided at consistent levels and with a consistent degree of care, diligence, priority, frequency and volume as such services were provided in the three months prior to December 1, 2009. Each service will be provided for the period of time and at the price set forth in the applicable service schedule, subject to the right of each service recipient to extend the terms of certain services. As a general matter, no service will be provided beyond March 1, 2011. The total amount expensed by BlackRock for transition services payable to Barclays in 2009 was $600,000, which was partially offset by $200,000 in transition services payable by Barclays to BlackRock in 2009.

Other Transactions with Barclays and its Subsidiaries

On December 7, 2009, BlackRock entered into an underwriting agreement with Barclays Capital Inc., Banc of America Securities LLC and two other financial institutions, as representatives of the several underwriters listed therein, pursuant to which BlackRock agreed to sell to the underwriters $2.5 billion aggregate principal amount of its 2.25% Notes due 2012, 3.50% Notes due 2014 and 5.00% Notes due 2019, for resale by the underwriters. Barclays Capital Inc. received fees of approximately $4.2 million from this transaction.

On December 1, 2009, BlackRock entered into a 364-day $2.0 billion unsecured revolving credit facility with Barclays, as administrative agent and a lender, a group of lenders and Barclays Capital Inc. as sole lead arranger, sole lead bookrunner and syndication agent. This facility was terminated on December 15, 2009 and BlackRock has no remaining obligations under the facility. Barclays received fees and interest of approximately $925,000 pursuant to this facility.

On October 14, 2009, BlackRock entered into a commercial paper program under which BlackRock may issue unsecured commercial paper notes on a private placement basis up to a maximum aggregate amount outstanding at any time of $3 billion. Barclays Capital Inc., Banc of America Securities LLC and two other financial institutions are dealers under the program and may, pursuant to their respective commercial paper dealer agreements with BlackRock, either purchase from BlackRock or arrange for the sale by BlackRock of notes pursuant to an exemption from federal and state securities laws.

Pursuant to the terms of the Amended and Restated Stock Purchase Agreement, dated as of June 11, 2009, by and among Barclays Bank, Barclays and BlackRock, Barclays Bank provides, in the ordinary course of business, guarantees and indemnities for the benefit of certain selected securities lending clients of certain BlackRock entities (former Barclays entities acquired by BlackRock) in return for payment from the BlackRock entities equal to two basis points per annum of the value of the loaned securities as of the last day of the month in respect of which the payment is being made. The Barclays Bank guarantees and indemnities are subject to certain caps set forth in the Stock Purchase Agreement.

Barclays Bank has provided capital support agreements to support certain securities lending related cash management products acquired by BlackRock. As of March 2010, Barclays Bank’s remaining maximum potential obligation in the aggregate under the capital support agreements was $2.2 billion.

BlackRock has agreed to market and promote Barclays’ iPath® exchange traded notes products. BlackRock recorded other revenue of $1.5 million related to marketing and promotional activities of the iPath products for Barclays.

Barclays and certain of its affiliates have been engaged by BlackRock to provide the use of certain indices for certain BlackRock investment funds.

In connection with the acquisition of BGI, BlackRock assumed $327 million in non-interest bearing notes payable to Barclays, all of which were outstanding as of December 31, 2009. In general, upon collection of certain acquired BGI receivables, BlackRock is required to pay such amounts to Barclays to settle the notes. As of March 2010, approximately $100 million has been repaid and it is anticipated that substantially all of the remainder will be repaid during 2010.

On November 26, 2009, Barclays Bank, as lender, entered into a non-interest bearing loan agreement with Barclays Global Investors Holdings Deutschland GmbH (now BlackRock Holdings Deutschland Zwei GmbH), as borrower. As of December 31, 2009, the outstanding obligation under the loan was approximately $15 million.

In the ordinary course of business, Barclays and its subsidiaries provide other services to BlackRock, including distribution and related services.

Transactions between BlackRock Funds and Client Accounts and Barclays and its Subsidiaries

From time-to-time in the ordinary course of our business, BlackRock, acting predominantly as agent for its clients, effects transactions in securities and other financial assets with Barclays and its subsidiaries. The amount of compensation or other value received by Barclays in connection with those transactions is dependent on the capacity in which it participates in each of them, as principal or agent for other principals, and the type of security or financial asset involved. Barclays may also act as the underwriter of securities purchased by BlackRock managed funds and accounts. For transactions in equity securities in which Barclays acts as a broker for BlackRock, a transaction commission is normally charged. The estimated amount of gross commissions generated in favor of Barclays in 2009 was approximately $8.5 million. Fixed income and certain other securities and financial assets are typically not traded on a commission basis. The estimated value of the notional amount involved in fixed income trading transactions with Barclays and its subsidiaries in 2009 was approximately $154.8 billion, excluding cash transactions, swaps, rolls, foreign exchange trades and futures transactions.

Barclays and its affiliates also act from time-to-time in the ordinary course of business as the clearing broker for certain of BlackRock’s funds. Additionally, Barclays may from time-to-time in the ordinary course of business make loans to funds or separately managed accounts or commit to make future loans on substantially the same terms as those prevailing at the time for comparable loans to third parties and may enter into caps, hedges or swaps in connection with such loans. BlackRock may be an investor in or co-investor alongside these funds and accounts.

BlackRock products and client accounts also enter into a variety of other arrangements with Barclays and its affiliates on an arm’s length basis in the ordinary course of business. Such arrangements include, but are not limited to, serving as custodian or transfer agent or providing principal protection warranties as well as book value protection and co-administration, sub-administration, fund accounting, networking, leases of office space to Barclays or its subsidiaries, bank account arrangements, derivative transactions, letters of credit, securities lending, distribution, loan servicing and other administrative services for BlackRock-managed funds and accounts. In certain instances, the fees that may be incurred by BlackRock funds or other products are capped at a fixed amount. In certain cases, BlackRock may be responsible for payment of fees incurred in excess of such caps and such amounts would be reflected in the fees for administrative services described above. Additionally, Barclays or its subsidiaries or affiliates may invest in BlackRock funds or other products or buy or sell assets to or from BlackRock funds and separate accounts.

Lease Obligations with Merrill Lynch, PNC and Barclays

In 2009, the Company was a lessee under 14 leases or subleases with Merrill Lynch and Barclays, most of which were entered into in connection with the September 29, 2006 Merrill Lynch transaction and the December 1, 2009 Barclays transaction, respectively. BlackRock is also lessee under one lease with PNC. The Company paid approximately $4.5 million for these properties in 2009. The Company also acts as sublessor pursuant to one sublease with Merrill Lynch and one sublease with Barclays. The Company received approximately $142,000 and $309,000, respectively, pursuant to these subleases in 2009.

Stockholder Agreements with Merrill Lynch, PNC and Barclays Bank

On February 15, 2006, BlackRock entered into a stockholder agreement with Merrill Lynch and an implementation and stockholder agreement with PNC. These agreements were each amended and restated on February 27, 2009 and were each further amended on June 11, 2009. On December 1, 2009, BlackRock entered into a stockholder agreement with Barclays Bank. These agreements govern the respective ownership interests of Merrill Lynch, PNC and Barclays Bank in BlackRock. The following paragraphs describe certain key provisions of the stockholder agreements as amended and restated.

Share Ownership

The Merrill Lynch stockholder agreement provides for a limitation on the percentage of BlackRock capital stock that may be owned by Merrill Lynch at any time (which we refer to as the “Merrill ownership cap”). Due to the Merrill ownership cap, Merrill Lynch is not permitted to acquire any additional capital stock of BlackRock if, after such acquisition, it would hold greater than 4.9% of the total voting power of the capital stock of BlackRock issued and outstanding at such time or 49.8% of the sum of the total capital stock of BlackRock issued and outstanding at such time and issuable upon the exercise of any options or other rights outstanding at that time. The PNC implementation and stockholder agreement provides for a limitation on the percentage of BlackRock capital stock that may be owned by PNC at any time (which we refer to as the “PNC ownership cap”). Due to the PNC ownership cap, PNC is generally not permitted to acquire any additional capital stock of BlackRock if, after such acquisition, it would hold greater than 49.9% of the total voting power of the capital stock of BlackRock issued and outstanding at such time or 38% of the sum of the total voting securities and participating preferred stock of BlackRock issued and outstanding at such time and issuable upon the exercise of any options or other rights exercisable for voting or participating preferred stock of BlackRock outstanding at that time. The Barclays stockholder agreement provides for a limitation on the percentage of BlackRock capital stock that may be owned by Barclays and its affiliates at any time (which we refer to as the “Barclays ownership cap”). Due to the Barclays ownership cap, Barclays and its affiliates are generally not permitted to acquire any additional capital stock of BlackRock if, after such acquisition, they would hold a greater than 4.9% of the total voting power of the capital stock of BlackRock issued and outstanding at such time or 19.9% of the total capital stock of BlackRock issued and outstanding at such time and issuable upon the exercise of any options or other rights outstanding at that time. In addition, Barclays and its affiliates are not permitted to acquire additional shares of BlackRock capital stock if, together with the directors and executive officers of Barclays and its affiliates, Barclays and its affiliates would hold greater than 24.9% of any class of voting securities issued and outstanding at such time or greater than 24.9% of the total capital stock of BlackRock issued and outstanding at such time and issuable upon the exercise of any options or other rights outstanding at that time.

In addition, neither Merrill Lynch, PNC nor Barclays may acquire any shares of BlackRock from any person other than BlackRock or a person that owns 20% or more of the total voting power of the capital stock of BlackRock (other than itself), if, after such acquisition, it would hold capital stock of BlackRock representing more than 90% of its voting ownership cap.

Prohibited Actions

At all times, each of Merrill Lynch, PNC and Barclays is prohibited from taking part in, soliciting, negotiating with, providing information to or making any statement or proposal to any person, or making any public announcement, with respect to:

•	an acquisition which would result in Merrill Lynch, PNC or Barclays, as the case may be, holding more than its ownership cap, or holding any equity securities of any controlled affiliate of BlackRock;

•

any business combination or extraordinary transaction involving BlackRock or any controlled affiliate of BlackRock, including a merger, tender or exchange offer or sale of any substantial portion of the assets of BlackRock or any controlled affiliate of BlackRock;

•	any restructuring, recapitalization or similar transaction with respect to BlackRock or any controlled affiliate of BlackRock;

•	any purchase of the assets of BlackRock or any controlled affiliate of BlackRock, other than in the ordinary course of its business;

•

being a member of a “group,” as defined in Section 13(d)(3) of the Exchange Act, for the purpose of acquiring, holding or disposing of any shares of capital stock of BlackRock or any controlled affiliate of BlackRock;

•	selling any BlackRock capital stock in an unsolicited tender offer that is opposed by the BlackRock Board of Directors;

•	any proposal to seek representation on the Board of Directors of BlackRock except as contemplated by such party’s stockholder agreement;

•	any proposal to seek to control or influence the management, Board or policies of BlackRock or any controlled affiliate of BlackRock; or

•	any action to encourage or act in concert with any third party to do any of the foregoing.

Additional Purchase of Voting Securities

The Merrill Lynch stockholder agreement gives Merrill Lynch the right, (1) in any issuance of voting securities or non-voting convertible participating preferred stock of BlackRock, to purchase an amount of such stock upon such issuance that gives Merrill Lynch the lesser of (a) its ownership cap or (b) an ownership percentage in BlackRock equal to what it held prior to the issuance, and (2) in any issuance of voting securities or non-voting convertible participating preferred stock of BlackRock which will, together with any stock issuance or transfer of stock since the closing of the MLIM Transaction, decrease its total voting power to 90% or less of its ownership cap, to purchase an amount of voting securities upon such issuance that would give it the lesser of (a) its ownership cap or (b) an ownership percentage of voting securities in BlackRock equal to what it held prior to the issuance. The PNC implementation and stockholder agreement gives PNC the right, in any issuance of BlackRock capital stock, to purchase an amount of stock upon such issuance that would result in PNC holding the lesser of (1) its ownership cap or (2) an ownership percentage in BlackRock equal to what it held prior to the issuance, unless such issuance constitutes a public offering and would not, together with any stock issuance or transfer of stock since the closing of the MLIM Transaction, decrease PNC’s total voting power to 90% or less of its ownership cap. The Barclays stockholder agreement gives Barclays the right (1) in any issuance of voting securities of BlackRock, to purchase an amount of participating preferred stock upon such issuance that gives Barclays the lesser of (a) its ownership cap or (b) an ownership percentage in BlackRock equal to what it held prior to the issuance, and (2) in any issuance of voting securities of BlackRock which will, together with any stock issuance or transfer of stock after the closing of the BGI acquisition, after taking into account any share repurchases by BlackRock after the closing of the BGI acquisition and transfers by Barclays, decrease its total voting power to 90% or less of its voting ownership cap, to purchase an amount of voting securities that upon such issuance would give it the lesser of (a) its voting ownership cap or (b) an ownership percentage of BlackRock voting securities equal to what it held prior to the issuance.

Share Repurchase

If BlackRock engages in a share repurchase, BlackRock may require each of Merrill Lynch, PNC and Barclays to sell an amount of securities that will cause its beneficial ownership of BlackRock capital stock not to exceed its total ownership cap or voting ownership cap. Further, the right of BlackRock to require Barclays to sell securities is subject to the right of Barclays to exchange shares of BlackRock common stock for BlackRock Series B Preferred Stock in order to avoid exceeding its ownership cap and the right of Barclays to require BlackRock to purchase an amount of securities from Barclays that will cause its beneficial ownership of BlackRock capital stock not to exceed its ownership cap.

Transfer Restrictions

Under the terms of the Barclays stockholder agreement, Barclays, through December 1, 2010, is not permitted to transfer any BlackRock capital stock, other than to its affiliates, without prior written consent of BlackRock. From December 1, 2010 through December 1, 2011, with respect to 50% of BlackRock capital stock acquired by Barclays, Barclays is not permitted to transfer such BlackRock capital stock, other than to its affiliates, without the prior written consent of BlackRock. Under the terms of their respective stockholder agreements, PNC and Merrill Lynch may not, and after December 1, 2011 Barclays may not, transfer any capital stock of BlackRock beneficially owned by it, except for transfers to their respective affiliates and transfers in certain other specified categories of transactions, that would result in the beneficial ownership, by any person, of, in the case of Merrill Lynch, more than 5% of the total voting power of issued and outstanding BlackRock capital stock; in the case of PNC, more than 10% of the total voting power of issued and outstanding BlackRock capital stock with respect to transfers to persons who would be eligible to report their holdings of BlackRock capital stock on Schedule 13G or of more than 5% of the total voting power of issued and outstanding capital stock with respect to any other persons; and, in the case of Barclays, more than 2% (in some cases) or 5% (in other cases) of the total voting power of issued and outstanding BlackRock capital stock. In addition, Merrill Lynch may not generally sell capital stock in excess of 4.5% of BlackRock’s total voting power in any one quarter without BlackRock’s consent. In addition, Barclays may not sell or transfer any shares of BlackRock capital stock to any person other than an affiliate if, following such transfer, it would have sold or transferred in the aggregate, since December 1, 2009, beneficial ownership of 33 1/3% or more of BlackRock voting securities, as calculated pursuant to the Barclays stockholder agreement.

Right of Last Refusal

Each of Merrill Lynch and PNC must notify BlackRock if it proposes to sell shares of BlackRock capital stock in a privately negotiated transaction. Upon receipt of such notice, BlackRock will have the right to purchase all of the stock being offered, at the price and terms described in the notice. In the case of Merrill Lynch and PNC, these notification requirements and purchase rights do not apply in the case of tax free transfers to charitable organizations or foundations and, in the case of PNC, tax-deferred transfers.

Right of First Refusal

The Barclays Parties must notify us if they propose to sell shares of BlackRock capital stock to a third party in a privately negotiated transaction. Upon receipt of such notice, we will have the right to purchase all (but not less than all) of the stock being offered, at the price and terms described in the notice.

Change of Control of Merrill Lynch

Upon a change of control of Merrill Lynch that occurs on or prior to September 29, 2011, Merrill Lynch must (1) transfer to an unaffiliated third party a number of voting securities of BlackRock that will reduce the total voting power of its BlackRock capital stock to 24.9% or less, or (2) exchange all of its shares of common stock for non-voting convertible participating preferred stock. The acquisition of Merrill Lynch by Bank of America constituted such a change of control and led to the exchange transactions that occurred on February 27, 2009 described above.

Change of Control of PNC

If a change of control of PNC occurs prior to September 29, 2011 and the Board of Directors of BlackRock determines within 12 months of such change of control that the fundamental economics and operations of BlackRock have been materially and adversely affected by such change of control, PNC must transfer to an unaffiliated third party, as promptly as practicable, all shares of BlackRock capital stock beneficially owned by it and its affiliates.

Corporate Governance

Board Designation

Each of the Merrill Lynch stockholder agreement, the PNC implementation and stockholder agreement and the Barclays stockholder agreement provide that the Board of Directors will consist of not more than 19 directors:

•	not less than two nor more than four directors who will be members of BlackRock management;

•	two directors, each in a different class, who will be designated by Merrill Lynch;

•	two directors, each in a different class, who will be designated by PNC, provided, however, that if for any period greater than 90 consecutive days PNC and its affiliates shall beneficially own less than 10% of the BlackRock capital stock issued and outstanding, PNC shall promptly cause one of such PNC designees to resign and the number of PNC designees permissible shall be reduced to one and; provided further, that, if for any period greater than 90 consecutive days PNC and its affiliates shall beneficially own less than 5% of the BlackRock capital stock issued and outstanding PNC shall promptly cause a second PNC designee to resign and the number of PNC designees permissible shall be reduced to zero;

•

two directors, each in a different class, who will be designated by Barclays, provided that if, for a period greater than 90 days, Barclays beneficially owns less than 10% of the issued and outstanding BlackRock capital stock, Barclays will promptly cause one of its designees to resign and provided further that if, for a period greater than 90 days, Barclays owns less than 5% of the issued and outstanding BlackRock capital stock, Barclays will promptly cause its remaining designee to resign; and

•	the remaining directors who will be independent for purposes of the rules of the NYSE and will not be designated by or on behalf of Merrill Lynch, PNC, Barclays or any of their respective affiliates.

BlackRock’s management directors currently consist of Laurence D. Fink and Robert S. Kapito. Of our current directors, Sallie L. Krawcheck and Mark D. Linsz were designated by Bank of America/Merrill Lynch, James E. Rohr and William S. Demchak were designated by PNC and Robert E. Diamond, Jr. and John S. Varley were designated by Barclays.

Voting Agreement

Merrill Lynch, PNC and Barclays have agreed to vote all of their shares in accordance with the recommendation of the Board of Directors on all matters to the extent consistent with the provisions of the Merrill Lynch stockholder agreement, the PNC implementation and stockholder agreement and the Barclays stockholder agreement, respectively, including the election of directors.

Approvals

Under the PNC implementation and stockholder agreement, the following may not be done without prior approval of all of the independent directors, or at least two-thirds of the directors, then in office:

•	appointment of a new Chief Executive Officer of BlackRock;

•

any merger, issuance of shares or similar transaction in which beneficial ownership of a majority of the total voting power of BlackRock capital stock would be held by persons different than those currently holding such majority of the total voting power, or any sale of all or substantially all assets of BlackRock;

•

any acquisition of any person or business which has a consolidated net income after taxes for its preceding fiscal year that equals or exceeds 20% of BlackRock’s consolidated net income after taxes for its preceding fiscal year if such acquisition involves the current or potential issuance of BlackRock capital stock constituting more than 10% of the total voting power of BlackRock capital stock issued and outstanding immediately after completion of such acquisition;

•

any acquisition of any person or business constituting a line of business that is materially different from the lines of business BlackRock and its controlled affiliates are engaged in at that time if such acquisition involves consideration in excess of 10% of the total assets of BlackRock on a consolidated basis;

•

except for repurchases otherwise permitted under their respective stockholder agreements, any repurchase by BlackRock or any subsidiary of shares of BlackRock capital stock such that after giving effect to such repurchase BlackRock and its subsidiaries shall have repurchased more than 10% of the total voting power of BlackRock capital stock within the 12-month period ending on the date of such repurchase;

•	any amendment to BlackRock’s certificate of incorporation and bylaws;

•	any matter requiring stockholder approval pursuant to the rules of the NYSE; or

•	any amendment, modification or waiver of any restriction or prohibition on Merrill Lynch or its affiliates provided for under its stockholder agreements.

Under the Merrill Lynch stockholder agreement, BlackRock may not enter into any of the following transactions without the prior approval of Merrill Lynch:

•

any amendment of any provision of a stockholder agreement between BlackRock and PNC that would be viewed by a reasonable person as being adverse to Merrill Lynch or materially more favorable to the rights of PNC than to Merrill Lynch;

•

any amendment, modification, repeal or waiver of BlackRock’s certificate of incorporation or bylaws that would be viewed by a reasonable person as being adverse to the rights of Merrill Lynch or more favorable to the rights of PNC, or any settlement or consent in a regulatory enforcement matter that would be reasonably likely to cause Merrill Lynch or any of its affiliates to suffer regulatory disqualification, suspension of registration or other material adverse regulatory consequences;

•

any acquisition which would be reasonably likely to require Merrill Lynch to register with the Board of Governors of the Federal Reserve System as a bank holding company or become subject to regulation under the Bank Holding Company Act of 1956, the Change of Bank Control Act of 1978 or Section 10 of the Homeowners Loan Act of 1934; or

•	a voluntary bankruptcy or similar filing by BlackRock.

Under the PNC implementation and stockholder agreement, BlackRock may not enter into any of the following transactions without the prior approval of PNC:

•

until September 29, 2011, (1) any merger, issuance of shares or similar transaction that would cause a majority of the total voting power of the capital stock of BlackRock or the person surviving such transaction to be beneficially owned by one or more persons other than those holding a majority of the total voting power of the capital stock of BlackRock prior to such transaction or (2) any other merger, issuance of shares or similar transaction in which more than 20% of the total voting power of the capital stock of BlackRock or the person surviving such transaction would be beneficially owned by any person who beneficially owned less than 20% of the total voting power of the capital stock of BlackRock or of such surviving person immediately prior to such transaction;

•

any sale of any subsidiary of BlackRock, the annualized revenues of which, together with the annualized revenues of any other subsidiaries disposed of within the same year, are more than 20% of the annualized revenues of BlackRock for the preceding fiscal year on a consolidated basis;

•	for so long as BlackRock is a subsidiary of PNC for purposes of the Bank Holding Company Act of 1956, entering into any business or activity that is prohibited for any such subsidiary under such Act;

•

any amendment of any provision of the Merrill Lynch stockholder agreement that would be viewed by a reasonable person as being adverse to PNC or materially more favorable to the rights of Merrill Lynch than to PNC;

•

any amendment, modification, repeal or waiver of BlackRock’s certificate of incorporation or bylaws that would be viewed by a reasonable person as being adverse to the rights of PNC or more favorable to the rights of Merrill Lynch, or any settlement or consent in a regulatory enforcement matter that would be reasonably likely to cause PNC or any of its affiliates to suffer regulatory disqualification, suspension of registration or other material adverse regulatory consequences; or

•	a voluntary bankruptcy or similar filing by BlackRock.

Under the Barclays stockholder agreement, BlackRock may not enter into any of the following transactions without the prior approval of Barclays:

•

any amendment to BlackRock’s certificate of incorporation or bylaws that would in any material respect adversely alter or change the powers or preferences of the shares of any class of BlackRock capital stock held by Barclays;

•

any settlement or consent in a regulatory enforcement matter that would be reasonably likely, in the opinion of counsel to Barclays, to cause Barclays or any of its affiliates to be subject to regulatory disqualification, suspension of registration or licenses or other material adverse regulatory consequence which approval may not be unreasonably withheld in the last case, provided that Barclays shall not be entitled to such approval right if none of the stockholders beneficially owning greater than 20% of the BlackRock capital stock have comparable rights; or

•	any voluntary bankruptcy or similar filing by BlackRock.

Committees

To the extent permitted by applicable laws, rules and regulations and except as otherwise determined by BlackRock’s Board of Directors, each committee of BlackRock’s Board of Directors must consist of a majority of independent directors and the Audit Committee, the MDCC and the Nominating and Governance Committee must each consist entirely of independent directors. The Executive Committee must consist of not less than five members of which one must be designated by Merrill Lynch, one must be designated by PNC and one must be designated by Barclays.

Significant Stockholder Transactions

The stockholder agreements between BlackRock and Merrill Lynch, PNC and Barclays, respectively, prohibit BlackRock or its affiliates from entering into any transaction with Merrill Lynch, PNC, Barclays or their respective affiliates unless such transaction was in effect as of September 29, 2006, in the case of Merrill Lynch and PNC, or December 1, 2009, in the case of Barclays, is in the ordinary course of business of BlackRock or has been approved by a majority of the directors of BlackRock, excluding those appointed by the party wishing to enter into the transaction.

Non-Competition

Under the Merrill Lynch stockholder agreement, Merrill Lynch may not, subject to certain exceptions, act as an asset manager to any fund or separately managed account anywhere in the world, and BlackRock may not compete in the retail securities brokerage business.

Furthermore, neither IQ Investment Advisors nor any other investment advisor controlled by Merrill Lynch will (1) directly or through one or more sub-advisors create a family of open-end funds for the purpose of replicating that portion of the asset management business of BlackRock or establishing a direct competitive threat to BlackRock or (2) create an open-end fund or family of open-end funds for the purpose of replicating BlackRock’s Funds Diversified Portfolios® (“FDP®”) platform or establishing a direct competitive threat to FDP®.

However, notwithstanding the above, BlackRock and Merrill Lynch each may:

•

acquire or hold any interest in any person engaged in any activities restricted above if the applicable party holds less than 10% of the voting interests and less than 10% of the ownership, revenue and profits interests in such person, or in connection with the bona fide third party venture capital or merchant banking line of business of Merrill Lynch or its affiliates;

•

acquire or hold interests in any person engaged in restricted activities in excess of those described above if (1) such person’s consolidated revenue from restricted activities is less than 33% of its total consolidated revenue and (2) the ownership percentage by BlackRock or Merrill Lynch multiplied by consolidated revenue from restricted activities does not exceed 10% of BlackRock’s or Merrill Lynch’s revenue, as applicable, provided that BlackRock or Merrill Lynch, as applicable, takes commercially reasonable actions necessary to cease or terminate the restricted activities or to sell such business to a third party that is not an affiliate;

•

acquire or hold interests in any person in excess of those described above if such person’s consolidated revenue from restricted activities is less than 33% of its total consolidated revenue, for so long as such person does not use the Merrill Lynch or BlackRock name, as the case may be, and BlackRock or Merrill Lynch, as the case may be, does not enter into any agreement similar to the global distribution agreement described above with such person;

•

in the case of Merrill Lynch, merge, consolidate or otherwise engage in a business combination with, or sell all or substantially all of its assets or businesses to, any person that is not an affiliate of Merrill Lynch with an existing business engaged in the Merrill Lynch restricted activities and continue to operate such business so long as members of the Merrill Lynch board of directors do not constitute a majority of the board of directors of the surviving corporation and that the Merrill Lynch stockholders immediately prior to consummation of the transaction do not own 60% or more of the outstanding capital stock or other equity interests of the surviving entity after such transaction; and

•	engage in restricted activities if and to the extent that, prior to engaging in such activities:

•	the applicable party disclosed to the other party’s board of directors the nature, extent and duration of the restricted activities they propose to engage in; and

•	a majority of the independent directors on the applicable board of directors approves the proposed restricted activities.

Termination

The Merrill Lynch stockholder agreement will terminate on July 16, 2013. However, the transfer restrictions imposed on Merrill Lynch above survive the termination of the Merrill Lynch stockholder agreement until Merrill Lynch and its affiliates beneficially own less than 5% of the total voting power of BlackRock capital stock issued and outstanding.

The PNC implementation and stockholder agreement will terminate on the first day on which PNC and its affiliates own less than 20% of the voting power of voting securities of BlackRock, unless PNC sends a notice indicating its intent to increase its beneficial ownership above such threshold within 10 business days after it has fallen below such threshold, and PNC buys sufficient capital stock of BlackRock within 20 business days after PNC has notice that it has fallen below 20% of the voting power of BlackRock capital stock such that it continues to own greater than 20% of the voting power of BlackRock capital stock.

The Barclays stockholder agreement will terminate upon the later of (i) December 1, 2014 and (ii) the first date on which Barclays and its affiliates own less than 5% of the sum of BlackRock voting securities and participating preferred stock issued and outstanding at such time.

Registration Rights Agreements with Merrill Lynch, PNC and Barclays

On September 29, 2006, BlackRock entered into a registration rights agreement with Merrill Lynch and PNC and on December 1, 2009, BlackRock entered into a registration rights agreement with Barclays Bank. Pursuant to the agreements, each of Merrill Lynch, PNC and Barclays has the right to require BlackRock to register certain BlackRock securities owned by it. Merrill Lynch, PNC and Barclays each have the right to make two such requests in any 12-month period subject to each request being for securities with a minimum value of $150,000,000. Additionally, the agreements grant each of Merrill Lynch, PNC and Barclays customary “piggyback” registration rights. Pursuant to the registration rights agreement, BlackRock may suspend registration for a reasonable period of time if the chief executive officer of BlackRock determines in good faith, upon consultation with counsel, that the use of a registration statement would require premature disclosure of non-public information, the disclosure of which would be materially adverse to BlackRock, with such suspension period to be limited to 60 days with the total number of suspension days of a 12-month period limited to 120 days. BlackRock is generally required to pay all expenses in connection with obtaining registrations under the registration rights agreement while Merrill Lynch, PNC and Barclays will pay all sales and commission related expenses. In 2009, no such registration rights were exercised and no expenses were paid by BlackRock.

Transactions with Directors, Executive Officers and Other Related Parties

Linda Gosden Robinson, a director of BlackRock since July 2004, is Chairman of Robinson Lerer & Montgomery, LLC, a subsidiary of WPP Group plc, which provided strategic communications consulting services to BlackRock in 2009. During 2009, BlackRock paid fees and expenses to Robinson Lerer & Montgomery, LLC of $571,000.

From time-to-time, certain directors and executive officers, their family members, and related charitable foundations may have investments in various BlackRock investment vehicles or accounts. For certain types of products and services offered by our subsidiaries, our executive officers may receive discounts that are available to our employees generally. In addition, certain of the companies or affiliates of the companies that employ BlackRock’s independent directors may have investments in various BlackRock investment vehicles or accounts. These investments are entered into in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with similarly situated customers.

Policy Regarding the Review, Approval or Ratification of Transactions with Related Persons

On February 27, 2007, the Board of Directors adopted a written policy regarding related person transactions, which governs and establishes procedures for the approval and ratification of related person transactions. The policy defines a related person transaction as any transaction or arrangement in which the amount involved exceeds $120,000 where BlackRock or any of its subsidiaries is a participant and a related person has a direct or indirect material interest. For purposes of the policy, a “related person” is any person who is, or was during the last fiscal year, a BlackRock director or executive officer, or a director nominee, or any person who is a beneficial owner of more than 5% of any class of BlackRock’s voting securities, or any immediate family member of any of the foregoing persons.

The policy provides that related person transactions must be approved by a majority of the uninterested members of the Nominating and Governance Committee or the Board of Directors. In the event it is not practicable for BlackRock to wait for approval until the next meeting of the Nominating and Governance Committee or the Board of Directors, the Chairman of the Nominating and Governance Committee may approve the transaction.

In reviewing any related person transaction, all of the relevant facts and circumstances must be considered, including (i) the related person’s relationship to BlackRock and his or her interest in the transaction, (ii) the benefits to BlackRock, (iii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer, (iv) the availability of comparable products or services that would avoid the need for a related person transaction, and (v) the terms of the transaction and the terms available to unrelated third parties or to employees generally.

The policy provides that transactions (other than transactions in the ordinary course of business) with Merrill Lynch, PNC and Barclays are governed by the special approval procedures set forth in BlackRock’s stockholder agreement with Merrill Lynch, its implementation and stockholder agreement with PNC and its stockholder agreement with Barclays Bank, respectively. Those approval procedures prohibit BlackRock or its affiliates from entering into any transaction (other than any transaction in the ordinary course of business) with Merrill Lynch, PNC, Barclays or their respective affiliates unless such transaction was in effect as of September 29, 2006, with respect to Merrill Lynch and PNC, and December 1, 2009, with respect to Barclays, or has been approved by a majority of the directors of BlackRock, excluding those designated for appointment by the party wishing to enter into the transaction. Of the current directors, Sallie L. Krawcheck and Mark D. Linsz were designated by Merrill Lynch, James E. Rohr and William S. Demchak were designated by PNC and Robert E. Diamond, Jr. and John S. Varley were designated by Barclays.

Prior to the adoption of this policy, related person transactions, including certain of the transactions described above under “—Transactions with Bank of America and its Subsidiaries,” “—Transactions with PNC and its Subsidiaries,” and “—Stockholder Agreements with Merrill Lynch, PNC and Barclays,” were reviewed with the Board of Directors at the time of entering into such transactions.

ITEM 2

APPROVAL OF THE AMENDED AND RESTATED BLACKROCK, INC. 1999 STOCK AWARD AND INCENTIVE PLAN

Proposed Amended and Restated Incentive Plan

The BlackRock Incentive Plan enables the MDCC to make discretionary stock option, stock appreciation, restricted stock, restricted stock unit, dividend equivalent and other long-term stock-based or cash-based awards to selected employees, non-employee directors and independent contractors of BlackRock and its present or future affiliates. The Board of Directors believes that the Incentive Plan is instrumental in attracting future Incentive Plan participants and in retaining and motivating current Incentive Plan participants.

BlackRock is asking stockholders to approve the amendment and restatement of the Incentive Plan in order to (i) increase the number of shares of common stock authorized for issuance under the Incentive Plan from 17,000,000 to 27,000,000 shares (ii) ensure its compliance with Section 162(m) of the Internal Revenue Code and (iii) ensure its compliance with the NYSE Corporate Governance Standards concerning stockholder approval of equity compensation plans (the “Corporate Governance Standards”). The Board of Directors believes that the existing number of shares available under the Incentive Plan will not be sufficient to meet BlackRock’s anticipated needs to attract, reward and/or retain top talent. The increase in the number of shares available under the Incentive Plan will allow the Board of Directors to continue to provide equity awards consistent with prior practice. The Board of Directors believes that the combination of short-term and long-term incentives is instrumental in attracting new professionals and retaining top talent.

In this proposal, BlackRock is also asking its stockholders to re-approve the performance goals set forth in the Incentive Plan. This proposal is being submitted to BlackRock’s stockholders in order to ensure the Incentive Plan’s compliance with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code denies a tax deduction for certain compensation in excess of $1 million per year paid by a company to Covered Employees (as defined in Section 162(m) of the Internal Revenue Code). Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among these requirements is that the material terms (including the performance goals) pursuant to which the compensation is to be paid (including the business criteria on which the performance goal is based and the maximum amount that can be paid to any individual if the performance goal is attained) are disclosed and approved by stockholders prior to payment. Accordingly, if the amended and restated Incentive Plan is approved by stockholders and other conditions of Section 162(m) of the Internal Revenue Code relating to the exclusion for performance-based compensation are satisfied, compensation paid to Covered Employees pursuant to the Incentive Plan should not be subject to the deduction limit of Section 162(m) of the Internal Revenue Code.

The Corporate Governance Standards provide that stockholders must be given the opportunity to vote on all equity compensation plans and material revisions thereto. The Incentive Plan is an equity compensation plan (i.e. a plan that provides for the delivery of our common stock to BlackRock employees as compensation for their services) and we are asking in this proposal for your approval of the amendment and restatement of the Incentive Plan in compliance with the Corporate Governance Standards.

BlackRock is also asking its stockholders to re-approve the performance goals set forth in the Performance Plan. This proposal is described further in “Item 3—Approval of Performance Goals Under the Amended and Restated BlackRock, Inc. 1999 Annual Incentive Performance Plan.”

Summary of Incentive Plan

The following summary of the material features of the Incentive Plan does not purport to be complete and is qualified by the specific provisions of the Incentive Plan, a copy of which is available to any stockholder of BlackRock upon written request to the Corporate Secretary of BlackRock at BlackRock’s principal executive offices. Requests for copies should be addressed to the Corporate Secretary, BlackRock, Inc., 55 East 52nd Street, New York, New York 10055.

Shares Available

An aggregate of 17,000,000 shares of common stock is currently authorized for issuance under the Incentive Plan. As of March 31, 2010, awards representing 9,155,449 shares of common stock were outstanding under the Incentive Plan and 108,527 shares of common stock remained available for grant. If BlackRock stockholders approve this proposal, an aggregate of 27,000,000 shares of BlackRock common stock will be authorized for grant under the Incentive Plan and 10,108,527 shares of common stock will remain available for grant. No more than 4,000,000 shares of common stock may be covered by stock-based awards to any single individual in any plan year under the Incentive Plan.

The number of shares of common stock authorized for issuance under the Incentive Plan, as well as the number of shares subject to outstanding awards and the annual limitation on grants to any single individual, are subject to equitable adjustment upon the occurrence of any stock dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event.

Incentive Plan Administration

The MDCC administers the Incentive Plan. The MDCC consists exclusively of directors who are “non-employee directors” for purposes of Rule 16b-3 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The MDCC has authority, subject to the provisions of the Incentive Plan, to, among other things, determine the persons to whom awards will be granted, determine the terms and conditions (including any applicable performance criteria) of the awards, and prescribe, amend and rescind rules and regulations relating to the Incentive Plan.

Eligibility

Grants of awards may be made under the Incentive Plan to selected employees, non-employee directors and independent contractors of BlackRock and its present or future affiliates, at the discretion of the MDCC. As of March 31, 2010, approximately 8,600 BlackRock employees were eligible for awards under the Incentive Plan. The closing price of a share of common stock on the NYSE on March 31, 2010 was $217.76.

Stock Options and Appreciation Rights

Stock option awards may be either “incentive stock options,” as such term is defined in Section 422 of the Internal Revenue Code, or nonqualified stock options. Incentive stock options may only be granted to employees. The exercise price of an option may not be less than the fair market value per share of common stock on the date of grant. The exercise price of a stock option may be paid in cash, by the surrender of common stock or by a combination of these methods. An award agreement may also allow an option recipient to elect to pay the exercise price by having shares of common stock sold by a broker pursuant to a cashless same-day sale exercise.

Stock appreciation rights may be granted alone or together with stock options. A stock appreciation right is a right to be paid an amount equal to the excess of the fair market value of a share of common stock on the date the stock appreciation right is exercised over either the fair market value of a share of common stock on the date of grant (in case of a free standing stock appreciation right) or the exercise price of the related stock option (in case of a tandem stock appreciation right). Payment can be made in cash, common stock or both, as specified in the award agreement or as determined by the MDCC.

Stock options and stock appreciation rights are exercisable at such times and upon such conditions as the MDCC may determine, as reflected in the applicable award agreement. The MDCC determines the exercise period except that, in the case of an incentive stock option, the exercise period may not exceed ten years from the date of grant of the incentive stock option.

Except to the extent that the applicable award agreement provides otherwise, in the event of the termination of employment of an employee or termination of the independent contractor relationship, the right to exercise stock options and stock appreciation rights held by such employee or independent contractor will cease.

Restricted Stock and Restricted Stock Units

A restricted stock award is an award of common stock and a restricted stock unit award is an award of the right to receive cash or common stock at a future date. In each case, the award is subject to restrictions on transferability and such other restrictions, if any, as the MDCC may impose at the date of grant. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established performance goals, in such installments, or otherwise, as the MDCC may determine. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock will have all of the rights of a stockholder, including, without limitation, the right to vote and the right to accrue dividend equivalents equal to the dividends paid on shares of common stock. Such dividend equivalents will be paid at the time of settlement of such awards.

Upon termination of employment or termination of the independent contractor relationship during the applicable restriction period, shares of restricted stock, restricted stock units and accrued but unpaid dividends or dividend equivalents that are subject to restrictions will be forfeited unless the award agreement provides otherwise. The MDCC can determine that restrictions or forfeiture conditions relating to restricted stock or restricted stock units will be waived in whole or in part in the event of terminations resulting from specified causes. The MDCC may in other cases waive in whole or in part the forfeiture of restricted stock.

Dividend Equivalents and Other Stock- or Cash-Based Awards

The MDCC may grant a participant the right to receive cash or common stock, in each case equal in value to dividends paid with respect to a specified number of shares of common stock. These dividend equivalents may be awarded on a freestanding basis or in connection with another award, and may be paid currently or on a deferred basis. The MDCC is also authorized to grant stock-based and cash-based awards. The MDCC will determine the form of “other stock-based awards” and “other cash-based awards” that may be awarded under the Incentive Plan, as well as all of the terms and conditions applicable to these awards, including whether the vesting or payment of an award will be based on the attainment of one or more performance goals. Other stock-based awards will be valued in whole or in part by reference to, or will be otherwise based on, shares of common stock. Other stock-based awards may be granted alone or in addition to other awards under the Incentive Plan. The maximum payment that any single individual may receive pursuant to an “other cash-based award” in respect of any fiscal year during a performance period shall be $1,000,000.

Performance Goals

To the extent the MDCC grants an award under the Incentive Plan with payment or vesting based on the attainment of one or more performance goals, such payment or vesting is permitted if, and only to the extent that, the performance goals established by the MDCC are met. The performance goals may relate to the performance of BlackRock, a subsidiary, affiliate, division or strategic business unit or any combination thereof. The performance goals will be based on one or more of the following criteria: (i) before-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) stock price appreciation and (viii) implementation or completion of critical projects or processes. Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to the performance of BlackRock relative to a market index, a group of other companies or a combination thereof, all as determined by the MDCC. The performance goals may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made and a maximum level of performance above which no additional payment will be made. To the extent possible, each of the foregoing performance goals will be determined in accordance with generally accepted accounting principles and will be subject to certification by the MDCC. The performance measure or measures and the performance goals established by the MDCC may be different for different fiscal years and different goals may be applicable to BlackRock and its subsidiaries and affiliates.

Transferability

Except as otherwise determined by the MDCC, awards granted under the Incentive Plan may be transferred only by will or by the laws of descent and distribution.

Amendment and Termination

The Incentive Plan may be altered, amended, suspended, or terminated by the Board of Directors or the MDCC, in whole or in part, except that no amendment that requires stockholder approval in order for the Incentive Plan to continue to comply with state law, stock exchange requirements or other applicable law will be effective unless the amendment has received the required stockholder approval. In addition, no amendment may be made which adversely affects any of the rights of any award holder previously granted an award, without the holder’s consent. The Incentive Plan will terminate on March 27, 2016.

United States Federal Income Tax Information

The following summary is intended as a general guide to the United States federal income tax consequences relating to the issuance and exercise of stock options granted under the Incentive Plan. This summary does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances.

Incentive Stock Options

An optionee generally recognizes no taxable income for income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code. Optionees who neither dispose of their shares (“iso shares”) within two years after the stock option grant date nor within one year after the exercise date normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the amount paid for the iso shares. If an optionee disposes of the iso shares within two years after the stock option grant date or within one year after the exercise date (each a “disqualifying disposition”), the optionee will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the iso shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the exercise price of the iso shares being purchased. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the iso shares were held by the optionee. BlackRock will be entitled to a deduction in connection with the disposition of the iso shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the iso shares.

Nonstatutory Stock Options

An optionee generally recognizes no taxable income as the result of the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. If the optionee is a BlackRock employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. BlackRock generally is entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option.

New Plan Benefits and Additional Information

Future grants under the Incentive Plan will be made at the discretion of the MDCC and, accordingly, are not yet determinable. In addition, benefits under the Incentive Plan will depend on a number of factors, including the fair market value of common stock on future dates and the exercise decisions made by optionees. Consequently, it is not possible to determine the benefits that might be received by participants under the Incentive Plan. During the last fiscal year, BlackRock did not grant any stock options or stock appreciation rights to any of the executive officers named in the Summary Compensation Table; however, all current executive officers as a group (consisting of nine individuals, including the five named executive officers) were granted an aggregate of 141,658 restricted stock units and all employees, including all officers who are not executive officers, as a group were granted an aggregate of 1,898,875 shares of restricted stock and restricted stock units. For information relating to the grants under the Incentive Plan for the last fiscal year to BlackRock’s named executive officers, see “Grant of Plan-Based Awards Table.”

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the approval of the amendment and restatement of the Incentive Plan.

ITEM 3

RE-APPROVAL OF PERFORMANCE GOALS UNDER THE AMENDED AND RESTATED BLACKROCK, INC. 1999 ANNUAL INCENTIVE PERFORMANCE PLAN

Proposed Re-Approval of the Performance Goals

BlackRock is asking its stockholders to re-approve the performance goals set forth in the Performance Plan. This Proposal is being submitted to BlackRock’s stockholders in order to ensure the Performance Plan’s continued compliance with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code denies a tax deduction for certain compensation in excess of $1 million per year paid by a company to Covered Employees (as defined in Section 162(m) of the Internal Revenue Code). Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among these requirements is that the material terms (including the performance goals) pursuant to which the compensation is to be paid (including the business criteria on which the performance goal is based and the maximum amount that can be paid to any individual if the performance goal is attained) are disclosed and approved by stockholders prior to payment. Accordingly, if the performance goals under the Performance Plan are re-approved by stockholders and other conditions of Section 162(m) of the Internal Revenue Code relating to the exclusion for performance-based compensation are satisfied, compensation paid to Covered Employees pursuant to the Performance Plan should not be subject to the deduction limit of Section 162(m) of the Internal Revenue Code.

Summary of Performance Plan

The following summary of the material features of the Performance Plan does not purport to be complete and is qualified by the specific provisions of the Performance Plan, a copy of which is available to any stockholder of BlackRock upon written request to the Corporate Secretary of BlackRock at BlackRock’s principal executive offices. Requests for copies should be addressed to the Corporate Secretary, BlackRock, Inc., 55 East 52nd Street, New York, New York 10055.

Purpose

The purpose of the Performance Plan is to encourage behavior by participants that creates superior financial performance and strengthens the commonality of interests between the participants and stockholders in creating superior stockholder value.

Awards; Eligible Employees

Awards under the Performance Plan are in the form of annual bonuses. These awards may be granted to officers and other employees of BlackRock in the sole discretion of the MDCC. As of March 31, 2010, there were approximately 8,600 individuals who may be considered for participation in the Performance Plan. The MDCC will specify the performance goals applicable to each award.

Administration

The Performance Plan is administered by the MDCC. The MDCC has the authority to administer the Performance Plan, including, without limitation, the authority to grant awards; to determine the persons to whom and the time or times at which awards will be granted; to determine the terms, conditions, restrictions and performance criteria, including performance goals, relating to any award; to determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, or surrendered; to construe and interpret the Performance Plan and any award; to prescribe, amend and rescind rules and regulations relating to the Performance Plan; to determine the terms and provisions of award agreements; to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting BlackRock or any subsidiary or affiliate or the financial statements of BlackRock or any subsidiary or affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles; and to make all other determinations deemed necessary or advisable for the administration of the Performance Plan.

Performance Goals

Payment of awards to participants is permitted if, and only to the extent that, performance goals established by the MDCC are met for BlackRock’s fiscal year. The performance goals may relate to the performance of BlackRock, a subsidiary, affiliate, division or strategic business unit or any combination thereof. The performance goals will be based on one or more of the following criteria: (i) before-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) stock price appreciation and (viii) implementation or completion of critical projects or processes. Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to the performance of BlackRock relative to a market index, a group of other companies or a combination thereof, all as determined by the MDCC. The performance goals may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made and a maximum level of performance above which no additional payment will be made. To the extent possible, each of the foregoing performance goals will be determined in accordance with generally accepted accounting principles and will be subject to certification by the MDCC. The performance measure or measures and the performance goals established by the MDCC may be different for different fiscal years and different goals may be applicable to BlackRock and its subsidiaries and affiliates.

Annual Limitation on Bonus Payments to Any Individual

The Performance Plan currently provides that no executive officer can receive an annual bonus under the Performance Plan in excess of 1.5% of BlackRock’s total annual revenue, determined in accordance with generally accepted accounting principles, excluding non-operating income. The MDCC may, in its discretion, reduce or eliminate any award under the Performance Plan, but in no event may the MDCC discretionarily increase the amount of an award payable to any Covered Employee.

Payment of Awards

Unless otherwise determined by the MDCC, all payments in respect of awards granted under the Performance Plan will be made, in cash, within a reasonable period after the end of BlackRock’s fiscal year.

Amendment; Termination

The Board of Directors or the MDCC may from time to time amend, suspend or discontinue the Performance Plan. No amendment, however, may affect adversely any of the rights of any participant under any award following the end of the applicable performance period. In addition, the Performance Plan provides that, absent the requisite approval of BlackRock’s stockholders, no amendment may be made to the Performance Plan which would require such approval in order to remain compliant with Section 162(m) of the Internal Revenue Code.

New Plan Benefits and Additional Information

Since benefits under the Performance Plan will be determined by the MDCC and performance goal criteria may vary from performance period to performance period and from participant to participant, benefits to be paid under the Performance Plan are not determinable at this time. As discussed in “Compensation Discussion and Analysis,” for the last fiscal year the five executive officers listed in the Summary Compensation Table shared in a compensation pool based on pre-incentive operating income, as determined by the MDCC. A summary of awards made under the Performance Plan for BlackRock’s last fiscal year to these executive officers is contained in the Summary Compensation Table and accompanying footnotes.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the re-approval of the performance goals under the Performance Plan.

ITEM 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At its meeting on February 24, 2010, the Audit Committee appointed Deloitte & Touche LLP to serve as BlackRock’s independent registered public accounting firm for 2010. This appointment is being submitted to the stockholders for ratification. Representatives of the firm of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. The Board of Directors recommends a vote “FOR” the ratification of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for the fiscal year 2010.

Fees Incurred by BlackRock for Deloitte & Touche LLP

Aggregate fees incurred by BlackRock, Inc. for the fiscal years ended December 31, 2009 and 2008, for BlackRock’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are set forth below.

	2009	2008
Audit Fees (1)	$15,424,116	$11,923,112
Audit-Related Fees (2)	895,170	642,344
Tax Fees (3)	634,523	358,126
All Other Fees (4)	940,205	1,191,838

Total	$17,894,014	$14,115,420

(1)	Audit Fees consisted of fees for the audits of the consolidated financial statements and reviews of the condensed consolidated financial statements filed with the SEC on Forms 10-K and 10-Q as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as comfort letters, statutory audits, consents and review of documents filed with the SEC, including certain Form 8-K filings. Audit fees also included fees for the audit opinion rendered regarding the effectiveness of internal control over financial reporting.
(2)	Audit-Related Fees consisted principally of assurance and related services pursuant to Statement of Auditing Standards No. 70, “Service Organizations,” or similar services, fees for employee benefit plan audits and other assurance engagements.
(3)	Tax Fees consisted of fees for all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit and review of the financial statements, and consisted principally of tax compliance and reviews of tax returns for certain consolidated sponsored investment funds.
(4)

All Other Fees consist of all other fees paid to the principal auditor other than audit, audit-related, or tax services. All Other Fees includes fees related to attest services for Global Investment Performance Standards (GIPS®) verification and performance examination engagements as well as tax structuring discussions for various potential products. Fees for mutual fund regulatory compliance review services for 2009 and 2008 are included within Audit-Related Fees since such services constituted an assurance engagement.

Audit Committee Pre-Approval Policy

In accordance with the BlackRock Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all audit and non-audit services performed for BlackRock by BlackRock’s independent registered public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services and the other terms of the engagement. Periodically, the Audit Committee reviews and pre-approves all audit, audit-related, tax and all other services that are performed by BlackRock’s independent registered public accounting firm for BlackRock. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the Pre-Approval Policy to the Chairman of the Audit Committee. The Chairman must report any pre-approval decisions under the Pre-Approval Policy to the Audit Committee at its next scheduled meeting.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2009, relating to BlackRock equity compensation plans pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares of BlackRock common stock may be granted from time-to-time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)
Approved
BlackRock, Inc. 1999 Stock Award and Incentive Plan	8,002,299	(1)	$98.59	(2)	2,737,416

Amended and Restated BlackRock, Inc. Employee Stock Purchase Plan	—		N/A		801,864	(3)
BlackRock, Inc. 2002 Long-Term Retention and Incentive Plan		(4)	N/A		2,889,467	(4)

Total Approved by Stockholders	8,002,299				6,428,747

Not Approved
None	—		N/A		—

Total Not Approved by Stockholders	—		N/A		—

Total	8,002,299				6,428,747

(1)	Includes 2,641,836 shares issuable under options and 5,360,463 shares in restricted stock and restricted stock units.
(2)	Represents weighted average exercise price on options only.
(3)	The Amended and Restated BlackRock, Inc. Employee Stock Purchase Plan became effective in January 2007 and replaced the prior plan which was suspended in August 2006.
(4)

A maximum of 4,000,000 shares are issuable under this plan. The number of shares issuable was not determinable at December 31, 2009. Certain shares issued under this plan were funded in 2007 by a contribution of 1,033,562 outstanding shares of BlackRock common stock owned by PNC. Awards under this plan contained a put feature whereby employees could put shares to BlackRock in exchange for cash. In 2007, employees put a total of 943,559 shares to BlackRock at a price of $169.17 per share. In January 2008, 25,072 shares were issued under this plan and these shares were also contributed to BlackRock by PNC. BlackRock employees put a total of 17,786 shares to BlackRock at a price of $203.00, the closing price on January 22, 2008. In January 2009, 51,399 shares were issued under this plan and these shares were also contributed to BlackRock by PNC. BlackRock employees put a total of 44,146 shares to BlackRock at a price of $111.85, the closing price on January 23, 2009. In January 2010, 23,028 shares were issued under this plan and an equal number of shares of Series C Preferred Stock were also contributed to BlackRock by PNC. BlackRock employees put a total of 18,886 shares to BlackRock at a price of $208.79, the closing price on February 5, 2010. 2,866,439 shares remain available for contribution by PNC pursuant to the share surrender agreement with BlackRock and PNC to settle awards outstanding under this plan and for future BlackRock stock grants under any other plan in accordance with the terms of the share surrender agreement. Since February 2009, these shares were held by PNC as Series C Preferred Stock.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Stockholders who, in accordance with the Exchange Act Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2011 Annual Meeting must submit their proposals to BlackRock’s Corporate Secretary on or before December 30, 2010.

Apart from the Exchange Act Rule 14a-8 that addresses the inclusion of stockholder proposals in our proxy materials, under our bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Corporate Secretary of BlackRock at 55 East 52nd Street, New York, New York 10055. We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2011 Annual Meeting:

•	not less than 120 days nor more than 150 days prior to the anniversary of the mailing date of BlackRock’s proxy materials for the immediately preceding annual meeting of stockholders; or

•

not later than 10 days following the day on which notice of the date of the annual meeting was mailed to stockholders or public disclosure of the date of the annual meeting was made, whichever comes first, in the event that next year’s annual meeting is not held within 30 days before or after the anniversary date of the immediately preceding annual meeting.

Assuming that our 2011 Annual Meeting is held within 30 days of the anniversary of the 2010 Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2011 Annual Meeting by December 30, 2010. If we do not receive notice by that date, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

The nomination notice must contain the following information about the nominee:

•	name;

•	age;

•	business and residence addresses;

•	principal occupation or employment; and

•

the class and number of shares of common stock held by the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors.

Notice of a proposed item of business must include:

•	a brief description of the substance of, and the reasons for, conducting such business at the annual meeting;

•	the stockholder’s name and address;

•	the class and number of shares of common stock held by the stockholder (with supporting documentation where appropriate);

•	any material interest of the stockholder in such business; and

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

As to the stockholder giving notice, the notice must include:

•	the name and record address of the stockholder;

•	the class and number of shares of BlackRock which are owned beneficially or of record by such stockholder;

•

a description of all arrangements or understandings between such stockholder and the proposed nominee and any other person or persons (including their names) pursuant to which the nomination is to be made by the stockholder;

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person in its notice; and

•

any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The Chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

Robert P. Connolly

Corporate Secretary

Annex A

BLACKROCK, INC.

AMENDED AND RESTATED 1999 STOCK AWARD AND INCENTIVE PLAN

1. Purpose; Types of Awards; Construction.

The purposes of the Amended and Restated 1999 Stock Award and Incentive Plan of BlackRock, Inc. (the “Plan”), are to afford an incentive to selected employees and independent contractors of BlackRock, Inc. (the “Company”) or any Affiliate that now exists or hereafter is organized or acquired, to continue as employees or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company’s business. Pursuant to the Plan, there may be granted stock options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units, dividend equivalents and other long-term stock- or cash-based Awards.

2. Definitions.

(a) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash-Based Award” means an Award that is not denominated or valued by reference to Stock, including an Award that is subject to the attainment of Performance Goals or otherwise as permitted under the Plan.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3.

(h) “Company” means BlackRock, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(i) “Dividend Equivalent” means a right, granted to a Grantee under Section 6(b)(v), to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

(j) “Effective Date” means                         .

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(l) “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(m) “Grantee” means a person who has been granted an Award under the Plan.

(n) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(o) “NQSO” means any Option that is designated as a nonqualified stock option.

(p) “Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO; provided that ISOs may be granted only to employees of the Company or any Subsidiary or the Company’s Parent.

(q) “Other Stock-Based Award” means an Award that is denominated or valued in whole or in part by reference to Stock, including, but not limited to (1) restricted or unrestricted Stock awarded subject to the attainment of Performance Goals or otherwise as permitted under the Plan, and (2) a right granted to a Grantee to acquire Stock from the Company for cash.

(r) “Parent” means any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

(s) “Participant” means an individual eligible to receive Awards under the Plan.

(t) “Performance Goals” means performance goals based on one or more of the following criteria: (i) before-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) Stock price appreciation and (viii) implementation or completion of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to the Company or one or all of the Affiliates of the Company, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). To the extent possible, each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or other Affiliate or the financial statements of the Company or any Subsidiary or other Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(u) “Plan” means this BlackRock, Inc. Amended and Restated 1999 Stock Award and Incentive Plan, as amended from time to time.

(v) “Plan Year” means the fiscal year of the Company.

(w) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(iii) that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain Performance Goals).

(x) “Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iv) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals).

(y) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(z) “Stock” means shares of common stock, par value $0.01 per share, of the Company.

(aa) “SAR” or “Stock Appreciation Right” means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or property as specified in the Award or determined by the Committee.

(bb) “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3. Administration.

The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine Performance Goals; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; to designate Affiliates; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4. Eligibility.

Except as provided below, all Awards may be granted to selected employees and independent contractors of the Company or of any of its Affiliates. In determining the persons to whom Awards shall be granted and the type of Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

ISOs shall be granted only to employees (including officers and directors who are also employees) of the Company, its Parent or any of its Subsidiaries. No ISO shall be granted to any employee of the Company, its Parent or any of its Subsidiaries if such employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a Parent or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

5. Stock Subject to the Plan.

Subject to adjustment as provided herein, 27,000,000 shares of Stock shall be reserved for the grant or settlement of Awards under the Plan. No more than 4,000,000 shares of Stock may be covered by stock-based awards (including Options, SARs, Restricted Stock and Restricted Stock Units) made to a single individual during any Plan Year, which number shall be subject to adjustment as provided herein. Shares of Stock issued hereunder may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares of Stock subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code, (iv) the Performance Goals and (v) the individual limitations applicable to Awards.

6. Terms of Awards.

(a) General Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Specific Terms of Awards. The Committee is authorized to grant to Participants the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

(i) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(A) Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that, such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee (provided, that such Stock shall have been owned without any restrictions by the Grantee for at least six months prior to the date of exercise of the Option), or a combination of both, in an amount having a combined value equal to such exercise price. An Award Agreement may provide that a Grantee may elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price or sold by a broker-dealer.

(C) Term and Exercisability of Options. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(D) Termination of Employment, etc. An Option may not be exercised unless the Grantee is then in the employ of, or maintains a independent contractor relationship with, the Company or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided that, the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

(E) Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii) SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(A) In General. Unless the Committee determines otherwise, an SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

(B) Settlement of SARs. An SAR shall confer on the Grantee a right to receive an amount in cash or shares of Stock (at the sole discretion of the Committee) with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

(iii) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(A) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, upon the attainment of Performance Goals. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(B) Forfeiture. Upon termination of employment with or service to the Company or Affiliate, or upon termination of the independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(C) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(D) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(iv) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, subject to the following terms and conditions:

(A) Award and Restrictions. Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee or, if permitted by the Committee, upon expiration of such deferral period as may have been elected by the Grantee. The Committee may condition the vesting and/or payment of Restricted Stock Units, in whole or in part, upon the attainment of Performance Goals.

(B) Forfeiture. Upon termination of employment or termination of the independent contractor relationship during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(v) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(vi) Other Stock- or Cash-Based Awards. The Committee is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon the attainment of certain Performance Goals, so long as such goals relate to periods of performance in excess of one calendar year. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. The maximum payment that any Grantee may receive pursuant to a Cash-Based Award granted under this paragraph in respect of any single fiscal year during a performance period shall be $1,000,000. Payments earned hereunder may be decreased or increased in the sole discretion of the Committee based on such factors as it deems appropriate.

7. General Provisions.

(a) Nontransferability. Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(b) No Right to Continued Employment. Nothing in the Plan or in any Award granted under the Plan or in any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee or Participant the right to continue in the employ of or to continue as an independent contractor of the Company or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Affiliate to terminate such Grantee’s employment or independent contractor relationship.

(c) Withholding and Other Taxes. The Company or any applicable Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan (including from a distribution of Stock) or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. If Stock is withheld to satisfy withholding and other taxes due in connection with an exercise of an Option, the Company shall not withhold more Stock than is necessary to satisfy the minimum withholding obligation in respect of such exercise.

(d) Amendment and Termination. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan and any amendment shall be approved by shareholders, unless otherwise determined by the Board, if necessary to comply with state law, stock listing requirements or other applicable law. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on March 27, 2016. No Awards shall be granted under the Plan after such termination date.

(e) No Rights to Awards; No Stockholder Rights. No Grantee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(f) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(g) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(i) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting BLACKROCK, INC. instruction form. 55 EAST 52ND STREET ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER MATERIALS NEW YORK, NY 10055 If you would like to reduce the costs incurred by BlackRock, Inc., in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M24404-P93303 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BLACKROCK, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends that you number(s) of the nominee(s) on the line below. vote FOR the following: 1. Election of Directors 0 0 0 Nominees: 01) Abdlatif Y. Al-Hamad 04) Robert E. Diamond, Jr. 02) Mathis Cabiallavetta 05) David H. Komansky 03) Dennis D. Dammerman 06) James E. Rohr The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Approve the Amended and Restated BlackRock, Inc. 1999 Stock Award and Incentive Plan. 0 0 0 3. Re-approval of the performance goals set forth in the Amended and Restated BlackRock, Inc. 1999 Annual Incentive Performance Plan. 0 0 0 4. Ratification of the appointment of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for fiscal 0 0 0 year 2010. All shares will be voted as instructed above. In the absence of instructions, all shares will be voted with respect to registered stockholders FOR all nominees listed in item 1, and FOR items 2, 3 and 4 and with respect to participants in the BlackRock, Inc. Retirement Savings Plan, in the manner required or permitted by the governing plan documents. For address changes and/or comments, please check this box and 0 write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

BLACKROCK, INC. 2010 ANNUAL MEETING OF STOCKHOLDERS May 24, 2010 9:00 A.M., local time New York Palace Hotel 455 Madison Avenue New York, New York WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern time on May 23, 2010. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M24405-P93303 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS BLACKROCK, INC. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Ann Marie Petach and Robert P. Connolly, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of BlackRock, Inc. held of record by the undersigned as of April 22, 2010, at the 2010 Annual Meeting of Stockholders to be held on May 24, 2010, beginning at 9:00 a.m., local time, at the New York Palace Hotel, 455 Madison Avenue, New York, New York and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment. If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1 and FOR Items 2, 3 and 4. This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of BlackRock, Inc. written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting. If the undersigned is a participant in the BlackRock Retirement Savings Plan (the “RSP”), then the undersigned hereby directs Bank of America, N.A., FSB, as Trustee of the RSP to vote all the shares of BlackRock common stock credited to the undersigned’s account as indicated on the reverse side at the meeting and at any adjournment(s) thereof. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side